SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
IRVINE SENSORS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IRVINE SENSORS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2011

TO THE STOCKHOLDERS OF IRVINE SENSORS CORPORATION:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Irvine Sensors Corporation, a Delaware corporation, will be held on March 9, 2011 at 1:00 p.m., Pacific Time at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626 for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect the following persons to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified: John C. Carson, Marc Dumont, Seth W. Hamot, Bill Joll, Jack Johnson, Thomas M. Kelly, Scott Reed, Edward J. Scollins, Chester P. White and Marcus A. Williams;

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000;

3.	To approve and adopt our 2011 Omnibus Incentive Plan and the reservation of 46,500,000 shares of our Common Stock for issuance thereunder;

4.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of Irvine Sensors for the fiscal year ending October 2, 2011; and

5.	To transact such other business as may properly come before the 2011 Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof (the “Annual Meeting”).

Only stockholders of record at the close of business on February 2, 2011 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices located at 3001 Red Hill Avenue, Costa Mesa, California 92626 and at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. Stockholders may have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card(s) sent to you.

You may revoke your proxy at any time prior to the closing of the polls at the Annual Meeting. If you attend the Annual Meeting and you choose to vote in person at the Annual Meeting, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, the amendment of our Certificate of Incorporation and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

By order of the Board of Directors,

/s/ John J. Stuart, Jr.
John J. Stuart, Jr.
Costa Mesa, California	Chief Financial Officer, Senior Vice President
February 8, 2011	and Secretary

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 9, 2011:

The Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended October 3, 2010 are available through direct links on our home page at our web site address, www.irvine-sensors.com.

IRVINE SENSORS CORPORATION

3001 Red Hill Avenue
Costa Mesa, California 92626

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 9, 2011

The enclosed proxy is solicited on behalf of the board of directors (the “Board of Directors”) of Irvine Sensors Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on March 9, 2011, and at any adjournment(s) or postponements(s) thereof (the “Annual Meeting”). The Annual Meeting will be held at 1:00 p.m., Pacific Time, at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626. These proxy solicitation materials, together with our Annual Report on Form 10-K for the fiscal year ended October 3, 2010 (“fiscal 2010”), are being mailed on or about February 8, 2011 to all stockholders of record entitled to notice and to vote at the Annual Meeting as of the close of business on February 2, 2011 (the “Record Date”).

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement.

References in this proxy statement to “we,” “us,” “our,” and “Irvine Sensors” collectively refer to Irvine Sensors Corporation and its subsidiaries.

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Voting and Quorum

We have two classes of securities currently authorized: Common Stock (150,000,000 shares authorized) and preferred stock (1,000,000 shares authorized). On the Record Date, approximately 99,648,908 shares of our Common Stock were issued and outstanding, no shares of our Series A-1 preferred stock (“Series A-1 Stock”) were issued and outstanding, 3,682.25 shares of our Series A-2 preferred stock (“Series A-2 Stock”) were issued and outstanding, 1,821.2838 shares of our Series B preferred stock (“Series B Stock”) were issued and outstanding and 37,500 shares of our Series C Convertible Preferred Stock (“Series C Stock”) were issued and outstanding. Collectively, we sometimes refer to the Series A-1 Stock the Series A-2 Stock, the Series B Stock and the Series C Stock as the “Preferred Stock.” On the Record Date, according to information provided by our transfer agent, there were approximately 773 holders of record of our Common Stock, no holders of record of our Series A-1 Stock, 1 holder of record of our Series A-2 Stock, 50 holders of record of our Series B Stock, and 1 holder of record of our Series C Stock. Each holder of Common Stock is entitled to one vote on each matter brought before the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. The holders of shares of Preferred Stock are not entitled to vote on any of the matters brought before the Annual Meeting. The holders of a majority of our issued and outstanding capital stock that is present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

Under our Certificate of Incorporation, cumulative voting is permitted in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the bylaws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to commencement of voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder’s intention to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

Brokers who hold shares of our Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” including, among other things, the election of directors and the adoption of our 2011 Omnibus Incentive Plan, without specific instructions from the beneficial owner.

A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If your broker or other nominee holds your shares of the our Common Stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which a broker has expressly not voted.

Votes Required

Proposal One:	A plurality of the affirmative votes duly cast is required for the election of directors (i.e., the ten (10) receiving the greatest number of votes will be elected). An abstention will have the same effect as a vote withheld.
Proposal Two:	Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000 requires the affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.
Proposal Three:	Approval of the adoption of our 2011 Omnibus Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.
Proposal Four:	Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of Irvine Sensors for the fiscal year ending October 2, 2011 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the proposal.

Proxies

If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends with respect to each of the proposals. Thus, where no instructions are given, such proxies will be voted FOR the election of the directors proposed by the Board in Proposal One unless the authority to vote for the election of such directors is withheld and FOR each of the other Proposals set forth on the proxy card. If any matter not described in this proxy statement is properly presented for action at the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving such proxy at any time before its use by any of the following actions: (i) delivering a written notice of revocation to our Corporate Secretary at our principal executive offices at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626, (ii) delivering a duly executed proxy bearing a later date to our Corporate Secretary at the foregoing address or (iii) personally attending the Annual Meeting and revoking your proxy. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, electronic or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our Bylaws. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the proxy statement for our 2012 Annual Meeting of Stockholders. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us no later than October 11, 2011, which is 120 calendar days prior to the anniversary date of the mailing of this proxy statement. All stockholder proposals must be in compliance with applicable laws and regulations and our bylaws in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2012 Annual Meeting of Stockholders. Stockholders also are advised to review our bylaws, which contain additional procedural and substantive requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. The deadline under our current bylaws for submitting such stockholder proposals or a nomination for a director that is to be included in the proxy solicitation materials is also October 11, 2011. Stockholder proposals should be addressed to our Corporate Secretary at our principal executive offices located at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626.

In addition, the proxy solicited by the Board for the 2012 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than December 25, 2011, which is 45 calendar days prior to the anniversary date of the mailing of this proxy statement. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

We have not been notified by any stockholder of such stockholder’s intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holder discretionary authority to vote on any matter properly brought before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on March 9, 2011:

The Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended October 3, 2010 (“fiscal 2010”) are available through direct links on the home page of our web site at: www.irvine-sensors.com.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

Ten directors are to be elected to the Board, and each director to be so elected will hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Our bylaws provide that the Board consists of not less than six nor more than eleven directors, with the exact number fixed at ten until changed. Proxies cannot be voted for a greater number of persons than the number of nominees named. If the nominees below are elected, the Board will consist of ten persons, and there will be no vacancies on the Board.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR our ten nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee has agreed to serve, and management has no reason to believe that any nominee will be unable to serve as a director. However, in the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by a majority of the independent directors or by the Nominating and Corporate Governance Committee of the Board to fill the vacancy. In the event that additional persons are nominated for election as directors, or unless otherwise instructed, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Accordingly, we seek discretionary authority to cumulate votes.

The names of the nominees for director, their ages and positions as of January 15, 2011 and biographical information about them, are set forth below:

		Director
Name	Age	Since	Position

Seth W. Hamot(3)	49	2010	Chairman of the Board
John C. Carson	72	1982	Vice Chairman of the Board and Chief Strategist
Bill Joll	54	2010	Chief Executive Officer, President and Director
Marc Dumont(1)	67	1994	Director
Jack Johnson(1)	63	2008	Director
Thomas M. Kelly(2)	69	2000	Director
Scott Reed(2)	33	2010	Director
Edward J. Scollins(1)(3)	36	2010	Director
Chester P. White(2)	46	2010	Director
Marcus A. Williams(2)(3)	39	2010	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Seth W. Hamot became one of our directors and Chairman of the Board in December 2010. Mr. Hamot has served as the President and the Managing Member of Roark, Rearden & Hamot Capital Management, LLC (“RRHCM”) since 1997 and was the owner of its corporate predecessor, Roark, Rearden & Hamot, Inc. RRHCM is the investment manager to Costa Brava Partnership III L.P. (“Costa Brava”), an investment fund, whose principal business is to make investments in, buy, sell, hold, pledge and assign securities. Costa Brava made a significant investment in our securities in December 2010. Mr. Hamot is also President of Roark, Rearden & Hamot LLC, the general partner of Costa Brava. Prior to 1997, Mr. Hamot was one of the partners of the Actionvest entities. Mr. Hamot has served as a director (since February 2009) and Chairman of the Board (since February 2010) of Orange 21, Inc., a multi-branded designer, developer, manufacturer and distributor of premium eyewear that utilizes high-quality optical lens technology. Mr. Hamot previously served as a director and Chairman of the Board of TechTeam Global Inc., a global provider of outsourced information technology (“IT”) and business processing services, from February 2009 to December 2010, when TechTeam was sold to Stefanini IT Solutions. He also served as a director (since October 2006) and non-executive chairman of the board (since May 2007) of Bradley Pharmaceuticals, Inc., a specialty pharmaceutical company, until its merger with Phase Merger Sub Inc. in February 2008. Mr. Hamot also served as director of CCA Industries, Inc., a manufacturer of health aids, from July 2007 until December 2009. Mr. Hamot has a degree in Economics from Princeton University. We believe Mr. Hamot’s qualifications to serve on our Board include his extensive business, investment and public company board experience as well as financial and corporate contacts.

John C. Carson is one of our co-founders and has been one of our directors from April 1982 through May 2002 and again from March 2003 to date. He became Chairman of the Board in August 2008 and resigned that position in December 2010, becoming our Vice Chairman of the Board and Chief Strategist at that time. Mr. Carson served as our Chief Executive Officer from April 2005 until December 2010, our President from May 2002 until December 2010, our Chief Operating Officer from October 2001 through June 2006 and, prior to October 2001, as a Senior Vice President from April 1982 through May 2002. He was our Chief Technical Officer from February 1997 through February 2004. Since December 30, 2005, Mr. Carson served as a director of Optex Systems, Inc., our subsidiary that entered bankruptcy in September 2009. Mr. Carson has also served as a director of our subsidiary MSI, a licensor of technology related to micromachined products (since October 1997), our subsidiary iNetWorks, a developer of technology related to Internet routing (since November 2000), our subsidiary Novalog, a provider of wireless infrared chip products (since May 2002), and our subsidiary RedHawk Vision, a provider of software products (since May 2002). He has also been Chief Executive Officer of MSI since May 2002 and Novalog and RedHawk since April 2005 and President of Optex since October 2007. Mr. Carson has been awarded 15 patents for smart sensors, 3D packaging and signal processing architectures, including neural networks. Mr. Carson holds a B.S. degree in Philosophy and Physics from the Massachusetts Institute of Technology. We believe Mr. Carson’s qualifications to serve on our Board include his extensive and relevant experience in our technologies and markets, as well as his historical understanding of our business.

Bill Joll became a director and our Chief Executive Officer and President in December 2010. From October 2009 to June 2010, Mr. Joll was President of Velocitude, a mobile web services platform, until its acquisition by Akamai Technologies, Inc., a provider of cloud-based services for Web and mobile content and applications. From June 2010 through December 2010, Mr. Joll was involved with the integration of Velocitude into Akamai. From July 2008 through September 2009, Mr. Joll was an independent management consultant. From May 2006 through June 2008, Mr. Joll served as the President and Chief Executive Officer of On2 Technologies, a company focused on advanced video compression. From May 2005 to February 2006, Mr. Joll served as Vice President of Marketing for RealNetworks, a company focused on management and sharing of digital media. From October 2002 to May 2005, Mr. Joll was President and Chief Executive Officer of Threshold Networks, a company focused on enterprise application management. Mr. Joll holds BSEE and MScEE degrees from the University of Manitoba. We believe Mr. Joll’s qualifications to serve on our Board include his senior management experience with a number of technology-based enterprises, as well as his technical expertise related to our future markets of interest.

Marc Dumont has been one of our directors since April 1994. Mr. Dumont has been a director of Finterbank Zurich since 1990 and Chairman of Sanderling Ventures, Ltd., a European affiliate of a U.S. venture capital firm, since 1996. In those roles and as an independent consultant, he consults and advises international clients in Europe and Asia, as well as the United States on business and financial transactions. Mr. Dumont has also been on the Board of Directors of Novalog since October 1996. Additionally, Mr. Dumont owns and operates the Chateau de Messey Wineries, Meursault, France, vineyards and wineries. From January 1981 to March 1995, Mr. Dumont was President of PSA International S.A., the international treasury management company owned by PSA Peugeot Citroen, an automotive company. Mr. Dumont is a graduate of the University of Louvain, Belgium with degrees in Electrical Engineering and Applied Economics and holds an MBA degree from the University of Chicago. We believe Mr. Dumont’s qualifications to serve on our Board include his financial experience and his historical understanding of our business.

Jack Johnson has been one of our directors since July 2008. He has been an independent management consultant since March 2007. Prior to that time, Mr. Johnson served in various executive and managerial capacities with Iteris, Inc., a designer and manufacturer of intelligent vision systems, and its former parent, Odetics, Inc. Mr. Johnson was President, Chief Executive Officer and a director of Iteris from October 2004, when Iteris merged with Odetics, until March 2007. From December 1999 to October 2004, Mr. Johnson served as President, Chief Executive Officer and a director of Iteris, when it was a majority-owned subsidiary of Odetics. Previous positions included General Manager of the ITS division of Odetics, Vice President and General Manager of Odetics’ Omutec division, Director of Contracts for the Space division of Odetics, the Controller of Infodetics, a former subsidiary of Odetics, and Controller of Odetics. Prior to joining Odetics, Mr. Johnson served as a certified public accountant with Peat Marwick Mitchell. Mr. Johnson has a Bachelors degree in Accounting from Northern Illinois University. We believe Mr. Johnson’s qualifications to serve on our Board include his experience as both a senior executive and director of high technology companies, as well as his accounting background.

Thomas M. Kelly has been one of our directors since October 2000. Dr. Kelly was also a director of our former subsidiary, Silicon Film, from its organization in August 1998 until October 2001. From 1968 until his retirement in early 1998, Dr. Kelly held various positions with Eastman Kodak Company, a photographic products and services company. Immediately prior to his retirement, he served as a Director of Kodak’s Digital Products Center, and General Manager of Digital Camera Products. Dr. Kelly holds a Ph.D. in Physics from Wayne State University and a B.S. degree in Physics from LeMoyne College. We believe Dr. Kelly’s qualifications to serve on our Board include his technology and management experience with Eastman Kodak Company and his historical understanding of our business.

Scott Reed became one of our directors in December 2010. Mr. Reed is a Principal of The Griffin Fund LP (“Griffin”), which he helped organize after joining Griffin Partners, LLC in May 2009. Griffin is an investment fund that made a significant investment in our securities in December 2010. Prior to his experience with Griffin and Griffin Partners, LLC, Mr. Reed held roles of increasing responsibility structuring financings at investment banks focused on growing technology companies. Most recently, Mr. Reed was an Associate at Jefferies Broadview from August 2007 to April 2008 and a Summer Associate at Credit Suisse from June 2006 to August 2006. Mr. Reed also served as a Senior Associate Intern at Acuity Capital Partners from March 2006 to April 2007. Mr. Reed received a B.S. degree in Economics from the University of California at Berkeley and a MBA with focuses on entrepreneurship, strategy, and finance from the University of Chicago Booth School of Business. Mr. Reed is a Chartered Financial Analyst. We believe that Mr. Reed’s qualifications to serve on our Board include his strong finance background and understanding of the analytical perspective with which investors and financial markets view the technology industry and the contributions that perspective can bring to the Board’s oversight and strategic deliberations.

Edward J. Scollins became one of our directors in December 2010. Mr. Scollins has been the Chief Financial Officer of Roark Rearden and Hamot Capital Management since 2005. Prior to joining Roark Rearden and Hamot Capital Management, he was the Director of Finance for Sankaty Advisors LLC (the fixed income affiliate of Bain Capital) from 2001 to 2005. Mr. Scollins began his career with Ernst and Young LLP in 1996, in their Boston audit practice. Mr. Scollins graduated from the University of Notre Dame with a Bachelors degree in Business Administration and received a Master’s degree in Finance from the Carroll School of Management at Boston College. We believe Mr. Scollins’ qualifications to serve on our Board include his experience as a financial and accounting executive, including oversight of investments into high technology companies.

Chester P. White became one of our directors in December 2010. He is the Managing Partner of Griffin Partners, LLC and The Griffin Fund, which he founded in April 2008. Mr. White served as a Managing Director of Technology Investment Banking at MCF & Company, an investment banking firm, from October 2002 to March 2008. Prior to this period, Mr. White held a number of executive positions with various investment banking firms, culminating with a position as Senior Vice President of Emerging Technology Equity Research at Wells Fargo Investment. In his career, Mr. White has focused on investing in and advising small capitalization technology companies and identifying and directing institutional capital towards many emerging technology investments. Mr. White received a B.S. degree in Finance from the University of Maryland and an MBA degree from the University of Southern California. We believe Mr. White’s qualifications to serve on our Board include his extensive emerging technology advisory and investment experience, and strong financial background.

Marcus A. Williams became one of our directors in December 2010. From January 2008 to December 2010, Mr. Williams was Assistant General Counsel, then Vice President of Transactions and Development, for TechTeam Global, Inc., a global provider of outsourced IT and business processing services. Mr. Williams also served on the board of directors of multiple TechTeam subsidiaries, including TechTeam Government Solutions, Inc., a provider of classified IT services to agencies of the United States government, including the Department of Defense, Department of Homeland Security, the Defense Advanced Research Projects Agency (“DARPA”), and the Department of Health and Human Services. From October 2001 through December 2008, Mr. Williams was an Attorney, then a Shareholder in the law firm of Butzel Long, PC, in that firm’s Transactions & Finance Practice Group. In his law practice, Mr. Williams represented public company boards of directors, entrepreneurs, founders and senior management teams in the IT industry, in a wide array of merger, acquisition and financing transactions, as well as in governance and securities matters. From August 1996 through September 2001, Mr. Williams was first a tax consultant with PricewaterhouseCoopers, then a real estate and transactional lawyer representing governmental entities and development authorities in large urban development and renewal projects. Mr. Williams earned his BBA degree from the University of Michigan Ross School of Business, and his JD degree from the University of Michigan Law School. We believe Mr. Williams’ qualifications to serve on our Board include his broad experience counseling management and boards of directors of public IT companies, as well as his experience with U.S. government contractors.

Directors and officers are elected on an annual basis. The term of each director’s service expires at our next annual meeting of stockholders or at such time as his or her successor is duly elected and qualified or upon his or her earlier death, resignation or removal. Officers serve at the discretion of the Board.

There are no family relationships between any of our director nominees, executive officers or other key personnel and any other of our director nominees, executive officers or other key personnel.

Our Board has implemented a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary, with the assistance of our Assistant Secretary, will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be made available to any of our independent directors upon their request. There have been no material changes to these procedures during the last fiscal year.

Corporate Governance, Board Composition and Board Committees

Board of Directors

Independence.  Although Irvine Sensors’ Common Stock is no longer listed on a national securities exchange, we have elected to retain the NASDAQ listing standards to determine director independence. Six of our ten directors are independent directors (as independence is defined under NASDAQ listing standards).

Board Meetings.  During the fiscal year ended October 3, 2010, which we refer to as fiscal 2010, the Board held thirteen meetings. The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of (i) the total number of meetings of the Board during his term of service and (ii) the total number of meetings held during his term of service by all committees of the Board on which such director served during fiscal 2010. We also encourage all members of the Board to attend our annual meeting of stockholders each year. All current directors who were serving on the Board in fiscal 2010 attended our 2010 Annual Meeting of Stockholders.

Board Structure.  The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of Irvine Sensors and its stockholders to make that determination based on the position and direction of Irvine Sensors and the membership of the Board from time to time. In December 2010, the Board elected to separate the roles. As such, Mr. Hamot, an outside director, currently serves as our Chairman of the Board. Mr. Joll currently serves as our principal executive officer and as a director.

Board Risk Oversight.  Our Board administers its oversight function through both regular and special meetings and by frequent telephonic updates with our senior management. A key element of these reviews is gathering and assessing information relating to risks of our business. All business is exposed to risks, including unanticipated or undesired events or outcomes that could impact an enterprise’s strategic objectives, organizational performance and stockholder value. A fundamental part of risk management is not only understanding such risks that are specific to our business, but also understanding what steps management is taking to manage those risks and what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk.

While our Board has the ultimate oversight responsibility for our risk management process, various committees of our Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Our Board is advised by the committees of significant risks and management’s response via periodic updates.

Committees of the Board

Committee Charters.  The Board has adopted and approved a written charter for each of its Audit Committee, its Compensation Committee and its Nomination and Corporate Governance Committee. A copy of each charter is posted on our web site at http://www.irvine-sensors.com under the Investors section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference into this proxy statement any information on (or accessible through) our web site.

Audit Committee.  The Audit Committee currently consists of three directors, Mr. Johnson, who has served as its Chairman since his election to the Board in July 2008, Mr. Dumont and Mr. Scollins. Mr. Johnson and Mr. Dumont also served on the Audit Committee during fiscal 2010. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, pre-approval of any non-audit services to be performed by and all fees to be paid to our independent auditors, the performance of our accountants, our accounting practices and internal accounting controls. The Audit Committee is responsible for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related person transactions are reviewed and approved by the Audit Committee. See “Certain Relationships and Related Person Transactions” below. The Audit Committee held six meetings during fiscal 2010. The Board has determined that Messrs. Dumont, Johnson and Scollins are “independent” as that term is defined under the NASDAQ listing standards and under the rules established by the SEC. Each member of the Audit Committee can read and has an understanding of fundamental financial statements. Mr. Johnson, the Audit Committee’s Chairman, has been designated by the Board as the Audit Committee’s financial expert as that term is described in Item 407(d)(5) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Johnson’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Johnson any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an Audit Committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

Compensation Committee.  The Compensation Committee currently consists of four directors, Mr. White, who serves as its Chairman, Dr. Kelly, Mr. Scott and Mr. Williams. This Committee reviews and approves our general compensation policies, makes recommendations to the Board as to the salaries of our officers and executive bonuses and makes or recommends to the Board the award of stock options and restricted stock grants to employees, officers and directors. The Compensation Committee held three meetings during fiscal 2010. The Board has determined that Dr. Kelly and Mr. Williams are “independent” as defined under the NASDAQ listing standards.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of three directors, Mr. Hamot, who serves as its Chairman, Mr. Scollins and Mr. Williams. The Nominating and Corporate Governance Committee identifies, screens and reviews potential directors and makes recommendations to the Board for management nominees for election to the Board at each annual meeting of stockholders and candidates to fill any vacancies on the Board. All director nominees are either selected or recommended for the Board’s selection by this committee. On the recommendation of our Nominating and Corporate Governance Committee, our Board, including its independent directors, selected and approved the nomination of Messrs. Hamot, Carson, Dumont, Johnson, Joll, Reed, Scollins, White, Williams and Dr. Kelly for election at the Annual Meeting, of whom Messrs. Carson, Dumont, Johnson, and Dr. Kelly are standing for re-election by our stockholders. This Committee also reviews and recommends our policies and procedures regarding corporate ethics and other corporate governance matters. The Nominating and Corporate Governance Committee held one meeting during fiscal 2010.

We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s relevant business and industry experience and demonstrated character and judgment, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While the Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee the Company’s business. Pursuant to the Stockholders Agreement dated December 23, 2010 among Irvine Sensors, Costa Brava and Griffin, Messrs. Hamot, Scollins and Williams were appointed to the Board as the designees of Costa Brava, and Messrs. White and Reed were appointed to the Board as the designees of Griffin. Costa Brava, Griffin and the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan (the “ESBP”) (who collectively owned an aggregate of approximately 60,604,201 shares of the Company’s Common Stock as of the Record Date, have entered into a Voting Agreement pursuant to which the ESBP, Costa Brava and Griffin have agreed to vote FOR the election of each of the designees of Griffin and Costa Brava listed above.

Although the Nominating and Corporate Governance Committee does not have a formal policy on stockholder nominations, it will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Article II, Section 4 of our By-Laws. The procedure provides that a notice relating to the nomination must be timely given in writing to our Corporate Secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described above under “Deadline for Receipt of Stockholder Proposals.” Such notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of such person, (iii) the class and number of our shares that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as they appear on our books and (ii) the class and number of our shares that are beneficially owned by such stockholder.

Code of Ethics

We have adopted a code of ethics and conduct that applies to all of our employees including our principal executive officer, our principal financial and accounting officer, and all members of our finance department performing similar functions. The full text of our code of ethics and conduct is posted on our web site at http://www.irvine-sensors.com under the Investors section. We intend to disclose future amendments to certain provisions of our code of ethics and conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Upon request, we will provide without charge to any person who so requests, a copy of our code of ethics and conduct. Requests for such copies should be submitted to the Corporate Secretary, at Irvine Sensors Corporation, 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California or by telephone at (714) 549-8211.

Required Vote

Directors are elected by a plurality of the votes present in person or by proxy at the Annual Meeting. The ten nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected directors of Irvine Sensors.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of each of the nominees listed above.

Costa Brava, Griffin and the ESBP, who collectively owned an aggregate of approximately 60,604,201 shares of our Common Stock as of the Record Date, have entered into a Voting Agreement in connection with the December 2010 Financing pursuant to which the ESBP, Costa Brava and Griffin have agreed to vote FOR the election of Messrs. Hamot, Reed, Scollins, White and Williams.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK TO 500,000,000 SHARES

General

Our Certificate of Incorporation currently provides that we are authorized to issue two classes of stock, consisting of 150,000,000 shares of Common Stock, par value $0.01 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of January 15, 2011, approximately 98,513,871 shares of Common Stock were issued and outstanding, 3,682.25 shares of Series A-2 preferred stock were issued and outstanding, 1,821.2838 shares of Series B preferred stock were issued and outstanding, and 37,500 shares of Series C preferred stock were issued and outstanding.

The following table sets forth certain information with respect to the Company’s Common Stock:

As of
Common Stock	January 15, 2011

Shares issued and outstanding	98,513,871
Shares issuable upon conversion of the outstanding shares of Preferred Stock	9,496,710
Shares issuable upon conversion of the outstanding principal balance of all convertible notes and debentures(1)(3)	11,623,710
Shares reserved for issuance upon the exercise of outstanding options and warrants	28,893,535
Shares reserved for issuance pursuant to future grants under our equity compensation plans(2)	335,351

Total(1)(2)(3)	148,863,177
Shares presently authorized for issuance	150,000,000

(1)	Does not include shares issuable upon conversion of interest under any of the outstanding convertible notes or debentures as such amount is not ascertainable at this time. We have reserved 339,273 shares for issuance in payment of interest due on the Company’s debentures in March 2011 but additional shares will be issuable when and if interest on the convertible notes is ultimately converted into Common Stock.

(2)	Does not include the 46,500,000 shares that will be available for issuance under the 2011 Omnibus Incentive Plan if Proposal Three is adopted.

(3)	Does not include the shares issuable upon conversion of the Notes and potential Milestone Notes in connection with the December 2010 Financing described below if this Proposal is adopted.

Each additional share of Common Stock authorized by the proposed amendment of our Certificate of Incorporation will have the same rights and privileges as each share of Common Stock presently authorized.

While there are no statutory preemptive rights pursuant to which stockholders may receive or purchase any of the additional shares of Common Stock to be authorized by the proposed amendment, Irvine Sensors has entered into a Stockholders Agreement with Costa Brava and Griffin in connection with the December 2010 Financing described below, pursuant to which Costa Brava and Griffin have the right to participate in certain future issuances of securities by the Company on a pro rata basis with their initial investment. Traditional bank financings and stock issued in connection with strategic partnerships and investments, qualified public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

The Board believes this capital structure is inadequate for our present and future needs and will not be sufficient to permit the conversion of the Notes and potential Milestone Notes described below. Accordingly, the Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 to 500,000,000, which increases our total authorized capital stock to 501,000,000 shares. The Board is asking the stockholders to approve this amendment.

Purpose of Authorizing Additional Common Stock

In December 2010 as more fully described in “Certain Relationships and Related Person Transactions,” we entered into a Securities Purchase Agreement with Costa Brava and Griffin, pursuant to which we issued and sold to Costa Brava and Griffin 12% Subordinated Secured Convertible Notes due December 23, 2015 (the “Notes”) in the aggregate principal amount of $7,774,800 and an aggregate of 51,788,571 shares of our Common Stock for $3,625,199.90, or $0.07 per share, and agreed to issue and sell in a subsequent closing not later than April 30, 2010 (subject to the amendment of our Certificate of Incorporation to increase our authorized Common Stock and the satisfaction of certain other conditions) additional 12% Subordinated Secured Convertible Notes (the “Milestone Notes”) to Costa Brava and Griffin for an aggregate purchase price of $1.2 million (collectively, the “December 2010 Financing”). The outstanding principal and accrued and unpaid interest on the Notes and the potential Milestone Notes may be converted into shares of our Common Stock at the conversion price of $0.07 per share, subject to price anti-dilution protection and subject to the approval of our stockholders of the amendment of our Certificate of Incorporation that is the subject of this Proposal Two. Absent such approval, our presently authorized amount of Common Stock is not sufficient to provide for the conversion of the Notes and potential Milestone Notes, and we would be required to repay the issued Notes according to their terms. Depending on our business and financial developments, such repayment could produce a material and adverse effect on our financial condition. Furthermore, inability to convert the Notes and potential Milestone Notes would eliminate such conversion as a potential contributor to an increase in our net worth, which will be required if we are to re-establish listing of our Common Stock on the NASDAQ Stock Market or another national trading exchange. In addition, beginning after the first two years of the term of the Notes and potential Milestone Notes and if stockholder approval for an increase in our authorized Common Stock has been obtained, we can force the Notes and potential Milestone Notes to convert to Common Stock if certain conditions have been satisfied and the volume weighted average price per share of our Common Stock is $0.25 or greater for 30 consecutive trading days. Costa Brava and Griffin required us to agree to seek stockholder authority to increase the number of shares of our authorized Common Stock from 150,000,000 shares to 500,000,000 shares as a condition to entering into the December 2010 Financing. Since the Board determined that the December 2010 Financing was in the best interests of Irvine Sensors and our stockholders, we are consequently submitting this Proposal Two for your vote and recommending its adoption.

Possible Effects of Increase in Authorized Common Stock

If this proposal is approved by the stockholders, the Board of Directors will have the authority to issue the additional authorized shares of Common Stock, or any part thereof, without further action by the stockholders except as required by law or applicable requirements of self-regulatory organizations. In addition to the issuance of additional Common Stock, our Certificate of Incorporation, as amended, currently empowers the Board of Directors to authorize the issuance of one or more series of Preferred Stock without stockholder approval.

The proposed increase in the authorized number of shares of Common Stock could have an anti-takeover effect, in that additional shares could be issued, within the limits imposed by applicable law, in one or more transactions that could discourage, delay or make more difficult a change in control or takeover of Irvine Sensors, although this is not the present intent of the Board. For example, additional shares could be issued by us to dilute the stock ownership or voting rights of persons seeking to obtain control of Irvine Sensors and thereby increase the cost of acquiring a given percentage of the outstanding stock. Similarly, the issuance of additional shares to certain persons allied with our management and/or Board could have the effect of making it more difficult to remove our current management and/or directors by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this Proposal to increase the authorized number of shares of Common Stock has been prompted by business considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at Irvine Sensors), stockholders should be aware that approval of the amendment to the Certificate of Incorporation could facilitate future efforts by us to deter or prevent changes in control of Irvine Sensors, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

In addition, the issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value (or decrease in our net loss), an increase in the aggregate number of outstanding shares of the Common Stock caused by the issuance of additional shares would dilute the earnings per share and book value per share (or increase the loss per share) of all outstanding shares of our capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.

While authorization of the additional shares will not directly dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock enabled by authorization of the additional shares could reduce the proportionate ownership of existing holders of Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

Proposed Amendment

If this proposal is adopted, the proposed amendment to our Certificate of Incorporation would amend the first paragraph of Article IV of our Certificate of Incorporation and is anticipated to be adopted substantially in the form as follows:

“The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of total capital stock of the corporation is 501,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, $0.01 par value, and 500,000,000 shares of Common Stock, $0.01 par value.”

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Annual Meeting is required to approve the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 500,000,000.

Costa Brava, Griffin and the ESBP (who collectively own an aggregate of approximately 60,604,201 shares of our Common Stock) have entered into a Voting Agreement in connection with the December 2010 Financing pursuant to which the ESBP, Costa Brava and Griffin have agreed to vote FOR Proposal Two.

PROPOSAL THREE: APPROVAL AND ADOPTION OF THE IRVINE SENSORS CORPORATION 2011 OMNIBUS INCENTIVE PLAN AND THE RESERVATION OF 46,500,000 SHARES
OF COMMON STOCK FOR ISSUANCE THEREUNDER

General

On January 12, 2011, the Board of Directors adopted the 2011 Omnibus Incentive Plan (the “2011 Plan”), subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the 2011 Plan will become effective upon said approval. When the 2011 Plan becomes effective, all outstanding awards under our 2010 Non-Qualified Option Plan, 2006 Plan, 2003 Stock Incentive Plan, 2001 Non-Qualified Stock Option Plan, 2001 Stock Option Plan, and 2000 Non-Qualified Stock Option Plan (the “Current Plans”) will remain outstanding. This proposal will not affect awards already granted under the Current Plans, but no further grants may be made under any of the Current Plans other than under the 2006 Plan. As of January 15, 2011, there were options outstanding under the Current Plans to purchase approximately 20,851,206 shares of Common Stock and aggregate remaining authority to grant awards for the issuance of 335,351 shares of Common Stock.

Under the terms of our December 2010 Financing, we are required to seek stockholder approval of the 2011 Plan. Such approval is also necessary to permit us to grant incentive stock options to employees under Section 422 of the Internal Revenue Code, as amended (the “Code”), and to ensure that compensation paid under the 2011 Plan is eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Code, which limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year for which we would otherwise claim our tax deduction, our Chief Executive Officer and our four other most highly paid executive officers.

Our stockholders are being asked to approve the 2011 Plan and to authorize the issuance of 46,500,000 shares of Common Stock thereunder. The Board believes that the 2011 Plan is necessary for us to be able to attract and retain the services of individuals essential to our long-term growth and success. The Board also believes that the flexibility of the 2011 Plan in types and specific terms of awards will allow us to align incentive compensation with increases in stockholder value.

2011 Omnibus Incentive Plan

The following is a summary of the principal features of the 2011 Plan and is qualified in its entirety by reference to the 2011 Plan. A copy of the 2011 Plan document as proposed to be adopted may be found at Appendix A at the end of this proxy. Any stockholder of Irvine Sensors who wishes to obtain an additional copy of the actual plan document may do so upon written request to Irvine Sensors at 3001 Red Hill Avenue, Bldg. 4-108, Costa Mesa, California 92626, Attention: Corporate Secretary.

Purpose.  The 2011 Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to our long-term growth and financial success. Accordingly, the Company’s officers and other employees, non-employee directors and other consultants and advisors will have the opportunity to acquire a meaningful equity interest in Irvine Sensors through their participation in the 2011 Plan.

Administration.  Both the Board and the Compensation Committee have the authority to administer the 2011 Plan. The Board may at any time appoint a secondary committee comprised of two or more directors to have concurrent authority to make grants and issuances of any equity-based instruments permissible under the 2011 Plan, provided that such secondary committee will not have authority to make grants to executive officers and non-employee directors or in a manner that would cause the 2011 Plan not to comply with the requirements of Section 162(m) of the Code. The committee administering the 2011 Plan will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2011 Plan. Subject to the provisions of the 2011 Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2011 Plan, and establish rules and regulations for the administration of the 2011 Plan. In addition, the Board may exercise the powers of the committee at any time.

Eligible Participants.  Any employee, officer, consultant, advisor or director providing services to Irvine Sensors or any of its affiliates (including our current and future subsidiaries), who is selected by the committee, is eligible to receive awards under the 2011 Plan. As of the Record Date, approximately 70 employees, five executive officers and ten directors were eligible to be selected by the committee to receive awards under the 2011 Plan.

Shares Available For Awards.  The aggregate number of shares of Common Stock that may be issued under all stock-based awards made under the 2011 Plan will be 46,500,000 shares. The shares of Common Stock issuable under the 2011 Plan may be drawn from shares of our authorized but unissued Common Stock or from shares of our Common Stock that we acquire.

A maximum of 46,500,000 shares will be available for granting incentive stock options under the 2011 Plan, subject to the provisions of Section 422 or 424 of the Code or any successor provision. In addition, a maximum of 46,500,000 shares will be available for granting restricted stock and restricted stock units under the 2011 Plan. If the committee so provides for purposes of Section 162(m) of the Code, no award recipient may be granted (i) options or SARs (defined below) under the 2011 Plan with respect to more than 15,000,000 shares of Common Stock in the aggregate within any fiscal year or (ii) qualified performance based awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, subject to certain adjustments as described in more detail below under the heading “Performance Awards.”

Notwithstanding the foregoing, because Irvine Sensors no longer has a class of voting securities listed on a national securities exchange, it is subject to Section 260.140.45 of the California Code of Regulations which limits the total number of shares issuable under the 2011 Plan (when combined with all of our other bonus or similar plans or agreements) to 30% of the then outstanding securities of the issuer (convertible preferred or convertible senior common shares of stock will be counted on an as if converted basis). As of the Record Date, the 46,500,000 shares reserved for issuance under the 2011 Plan, together with all other shares reserved for issuance under the Current Plans, would exceed this 30% limitation and the Company would not be able to issue the full 46,500,000 shares reserved for issuance under the 2011 Plan until the total number of issued shares of our securities increases. If Proposal Three is approved by holders of at least two-thirds of our outstanding securities entitled to vote at the Annual Meeting, then this limitation will not apply and will be waived.

The committee may adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2011 Plan.

If any shares of our Common Stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2011 Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award will be available again for award grants other than an incentive stock option.

Types of Awards and Terms and Conditions.  The 2011 Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	dividend equivalents; and

•	other stock grants.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2011 Plan or any other compensation plan. Awards can be granted for no cash consideration or for cash or other consideration as determined by the committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive shares of our Common Stock or other securities or property, or any combination of these, in a single payment or installments. The exercise price per share under any stock option and the grant price of any SAR will be determined by the committee and may not be less than the fair market value on the date of grant of such option or SAR, or less than 110% of fair market value for incentive stock options granted to holders of more than 10% of our Common Stock. Determinations of fair market value under the 2011 Plan will be made in accordance with methods and procedures established by the committee. The term of awards will not be longer than ten years, or in the case of incentive stock options, longer than five years with respect to holders of more than 10% of our Common Stock.

Stock Options.  The holder of an option will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, all as determined by the committee. The option exercise price may be payable either in cash or, at the discretion of the committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. We do not receive any payment for the grant of an option. Upon cessation of service, except in the case of “Ordinary Retirement” as defined below, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. “Ordinary Retirement” means the retirement of the optionee on a date upon which, if the optionee is an employee, the sum of the optionee’s age and number of years of employment with Irvine Sensors and its subsidiaries equals or exceeds eighty-five (85) years or, if the optionee is a non-employee director, the number of years of service with Irvine Sensors and its subsidiaries exceeds five (5) years.

Stock Appreciation Rights.  The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR, as determined by the committee, paid solely in shares of Common Stock. SARs vest and become exercisable in accordance with a vesting schedule established by the committee. This type of SAR is sometimes described as a “stock only settled stock appreciation right.”

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of our Common Stock subject to restrictions imposed by the committee (including, for example, restrictions on transferability or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the committee. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the committee may determine. The holder of restricted stock units will have the right, subject to any restrictions imposed by the committee, to receive shares of our Common Stock at some future date determined by the committee. The committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the committee determines that it would be in the best interest of Irvine Sensors to waive the remaining restrictions.

Performance Awards.  Performance awards give participants the right to receive payments in stock or property based solely upon the achievement of certain performance goals during a specified performance period. Subject to the terms of the 2011 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award is determined by the committee. From time to time, the committee may designate an award granted pursuant to the 2011 Plan as an award of qualified performance based compensation within the meaning of Section 162(m) of the Code. Such a qualified performance based award must, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals. The committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns

(including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. If the committee so provides for purposes of Section 162(m) of the Code, no person may be granted under the 2011 Plan qualified performance based awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, except that if any other qualified performance based awards are outstanding for such person for a given fiscal year, such dollar limitation shall be reduced for each such fiscal year by the amount that could be received by the person under all such qualified performance based awards, divided, for each such qualified performance based award, by the number of full or partial fiscal years contained in the performance period of each such outstanding qualified performance based award (subject to adjustment in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, but only to the extent that such adjustment does not affect the status of any award intended to qualify as “performance based compensation” under Section 162(m) of the Code).

Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments in shares of our Common Stock, other securities or other property equivalent to the amount of cash dividends paid by Irvine Sensors to its stockholders, with respect to the number of shares determined by the committee. Dividend equivalents will be subject to other terms and conditions determined by the committee.

Stock Awards.  The committee may grant unrestricted shares of our Common Stock, subject to terms and conditions determined by the committee and the 2011 Plan limitations.

Duration, Termination and Amendment.  Unless earlier discontinued or terminated by the Board, the 2011 Plan will expire on the tenth anniversary of its adoption. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2011 Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board and the committee, pursuant to the delegation of its authority, may amend, alter or discontinue the 2011 Plan at any time, although stockholder approval must be obtained for any action that would, absent such approval, (i) violate the rules or regulations of any securities exchange that are applicable to Irvine Sensors; (ii) cause us to be unable, under the Code, to grant incentive stock options under the 2011 Plan; (iii) increase the number of shares authorized under the 2011 Plan; (iv) permit the award of options or SARs at a price less than 100% of the fair market value of a share of Common Stock on the date of grant of such option or SAR, or the repricing of options or SARs; or (v) would prevent the grant of options or SARs that would qualify under Section 162(m) of the Code.

Acceleration.  The committee may permit accelerated vesting of an award upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Irvine Sensors.

Transferability of Awards.  Unless otherwise provided by the committee, awards under the 2011 Plan may only be transferred by will or by the laws of descent and distribution.

Delivery of Shares for Tax Obligation.  Under the 2011 Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to Irvine Sensors to satisfy federal and state income tax obligations.

Certain Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences generally applicable to awards under the 2011 Plan.

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. Upon exercising an incentive stock option, the optionee generally will not recognize taxable income (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the recipient of the SAR will recognize ordinary income in an amount equal to the fair market value on the exercise date of any shares of our Common Stock received, and we will receive an income tax deduction in the same amount. If the holder of a non-qualified stock option or SAR is our employee, then any ordinary income recognized upon exercise generally will be subject to income tax and payroll tax withholding.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to Irvine Sensors in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs.  As to other awards granted under the 2011 Plan that are payable in either cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our Common Stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2011 Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2011 Plan.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Deductibility of Executive Compensation Under Code Section 162(m).  Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of our stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2011 Plan has been designed to permit grants of stock options and SARs issued under the 2011 Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or a SAR may be exempt from $1,000,000 deduction limit. Grants of other awards under the 2011 Plan may not so qualify for this exemption. The 2011 Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the Board of Directors of the Company who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

Importance of Consulting a Tax Advisor.  The information set forth above is a summary only and does not purport to be a complete description of all tax considerations applicable to an award under the 2011 Plan. In addition, this information is based upon current federal income tax rules, and, therefore, is subject to change if and when those rules change. Moreover, because the tax consequences to any recipient may depend on his, her or its particular situation, each recipient should consult his or her own tax advisor as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of our Common Stock acquired as a result of an award.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2011 Plan. In addition, the committee, in its sole discretion, will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2011 Plan were to be approved by the stockholders, with the exception of the option grants contemplated by the December 2010 Financing and the related Employment Agreements entered into by and between Irvine Sensors and each of Bill Joll, John C. Carson and John J. Stuart, Jr. at that time. See “Executive Compensation — Post-Employment Compensation — Employment Contracts.” The fair market value per share of Common Stock on any relevant date under the 2011 Plan will be the closing selling price per share on that date as reported by the Over-the-Counter Bulletin Board (the “OTCBB”) or such other securities exchange or trading system on which our securities are then listed. The closing sales price per share of our Common Stock as reported by the OTCBB on January 26, 2011 was $0.26.

Accounting Treatment

We account for stock-based compensation under Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation, which requires the fair value of all option grants or stock issuances made to employees or directors on or after the beginning of fiscal 2006, as well as a portion of the fair value of each option and stock grant made to employees or directors prior to that date which represents the nonvested portion of these share-based awards as of such implementation date, to be recognized as an expense. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. We calculate stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option pricing model.

If we have outstanding stock options with exercise prices that are less than the average closing market price of our Common Stock over a reporting period, the number of such outstanding “in-the-money” options may affect our earnings per share on a fully diluted basis.

Option Transactions

The table below shows, as to our current and prior Chief Executive Officer, our other two most highly compensated executive officers (with base salary and bonus for fiscal 2010 in excess of $100,000) and the other individuals and groups indicated below, the number of shares of Common Stock subject to option grants made under our option plans from September 28, 2009 through January 15, 2011, together with the weighted average exercise price payable per share. Between September 28, 2009 through January 15, 2011, we issued 11,340 shares of our Common Stock under direct stock issuance provisions of our option plans.

	Number of Shares	Weighted Average
	Underlying Options	Exercise Price
	Granted	per Share
Name and Position	(#)	($)

Bill Joll	5,000,000	0.09
Current Chief Executive Officer and
President, commencing on December 23, 2010 and Director
John C. Carson	4,040,000	0.09
Chief Executive Officer and
President through December 23, 2010, Chief Strategist and Director
John J. Stuart, Jr.	4,040,000	0.09
Senior Vice President.,
Chief Financial Officer and Secretary
Peter Kenefick	2,020,000	0.09
Senior Vice President
John Leon	2,020,000	0.09
Vice President
Marc Dumont	520,000	0.09
Director
Jack Johnson	520,000	0.09
Director
Thomas M. Kelly	520,000	0.09
Director
All current executive officers as a group (5 persons)	17,120,000	0.09
All nominees for election as director (10 persons)	10,080,000	0.09
All current directors who are not executive officers as a group (8 persons)	1,560,000	0.09
All employees, including current officers who are not executive officers, as a group (70 persons)	530,000	0.16

As of January 15, 2011, options to purchase 20,851,206 shares of Common Stock were outstanding and 335,351 shares remained available for future grant under our existing option plans.

Vote Required

The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is required for approval of the 2011 Plan. Should such stockholder approval not be obtained, then the 2011 Plan will not be adopted. Notwithstanding the foregoing, in order to avoid a limitation on the number of shares that may be issuable under the 2011 Plan pursuant to Regulation 260.140.145 of the California Code of Regulations discussed above, we are seeking to obtain the approval of stockholders of Irvine Sensors holding at least two-thirds of the outstanding securities entitled to vote at the Annual Meeting. If such higher approval is not obtained, this Proposal will still be adopted but the number of shares issuable under the 2011 Plan may be limited from time to time based on the actual securities then outstanding.

Independent of the outcome of the vote on this matter, our 2006 Plan will continue in effect and option grants and stock issuances may continue to be made under the 2006 Plan until all the shares of Common Stock authorized for issuance under the 2006 Plan have been issued or until such 2006 Plan otherwise terminates in accordance with its terms.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval and adoption of our 2011 Omnibus Incentive Plan and the reservation of 46,500,000 shares of our Common Stock for issuance thereunder.

Costa Brava, Griffin and the ESBP (who collectively own an aggregate of approximately 60,604,201 shares of the Company’s Common Stock) as of the Record Date have entered into a Voting Agreement in connection with the December 2010 Financing pursuant to which the ESBP, Costa Brava and Griffin have agreed to vote FOR Proposal Three.

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) to serve as our principal independent registered public auditor for our 2011 fiscal year ending October 2, 2011, and is asking our stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is being sought for ratification of the selection of Squar Milner.

Stockholder ratification of the appointment of Squar Milner as our independent auditors is not required by our By-Laws or otherwise. However, we are submitting the appointment of Squar Milner to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board may reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Irvine Sensors and our stockholders or required by law.

A representative of Squar Milner is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Audit and Other Fees

Audit Fees:  Squar Milner billed us an aggregate of $174,600 for professional services rendered for the audit of our financial statements for fiscal 2010 and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods of fiscal 2010. Squar Milner billed us an aggregate of $139,200 for professional services rendered for the audit of our financial statements for the fiscal year ended September 27, 2009, which we refer to as fiscal 2009, for the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2009 and for consents issued in connection with our registration statements on Form S-3 and Form S-8 filed on December 24, 2009

Audit-Related Fees:  In fiscal 2010 and fiscal 2009, Squar Milner did not bill us for any audit-related fees.

Tax Fees:  We did not engage Squar Milner to provide advice or assistance in tax compliance/preparation and other tax services during fiscal 2010 and fiscal 2009, although we expect to engage Squar Milner to assist us in the preparation of our fiscal 2010 tax return during fiscal 2011.

All Other Fees:  We did not engage Squar Milner to provide any other services for either fiscal 2010 or fiscal 2009.

Except for the fees for services described under “Audit Fees” above, we did not pay Squar Milner any other fees or engage Squar Milner for any other services during fiscal 2010 or fiscal 2009.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under this policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Vote Sought

The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this matter is being sought for ratification of the appointment of Squar Milner as our independent auditors for the fiscal year ending October 2, 2011.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP to serve as our independent auditors for the fiscal year ending October 2, 2011.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

EXECUTIVE OFFICERS

The following is a brief description of the capacities in which each of our executive officers, who is not also one of our directors or nominee for director, has served during the past five years and other biographical information. The biographies of our directors, Messrs. Hamot, Carson, Dumont, Johnson, Joll, Kelly, Reed, Scollins, White and Williams, appear earlier in this proxy statement under “Proposal One: Election of Directors.”

John Leon, age 43, became one of our Vice Presidents in December 2010. Prior to becoming Vice President, he was Manager of various government-funded programs for us, in which capacity he led the development of our EAGLEtm, VAULTtm and other information security products. He joined us in April 2002 as a Systems Engineer, after serving as a principal of iNetWorks Corporation, one of our subsidiaries involved in the development of ultra high speed processing technology. Mr. Leon is co-inventor on three patents related to high density electronics and information security. Mr. Leon holds Masters and B.S. degrees in Computer Science specializing in Software and Network Engineering from California State University at Fullerton.

Peter Kenefick, age 51, has been one of our Vice Presidents since October 2006 and a Senior Vice President since September 2008. He was also Vice President of Optex from September 2007. He joined us in April 2005 as Director of Advanced Systems. Prior to that time, from January 2001 until he joined us, Mr. Kenefick was Program Manager at Hamilton Sundstrand Sensor Systems, where he was responsible for development and low rate production of a highly complex military sensor system. From August 1994 to January 2001, Mr. Kenefick had program management assignments with BF Goodrich Aerospace, Space Flight Systems, culminating with his appointment as Director of Space Programs for that company. Prior to his affiliation with BF Goodrich, Mr. Kenefick had approximately 13 years of program management and engineering experience with aerospace and defense contractors. Mr. Kenefick holds a B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute.

John J. Stuart, Jr., age 71, joined us in January 1983 as our Manager of Special Projects and Communications, became our Chief Financial Officer and Treasurer in July 1985, a Vice President in June 1995, a Senior Vice President in November 1998 and Secretary in March 2001. He relinquished the position of Treasurer in February 1995. Effective October 1998, Mr. Stuart re-assumed the position of Treasurer in addition to his other responsibilities. Mr. Stuart has been a member of the Board of Directors of Optex (from December 30, 2005), of Novalog (since October 1995), of MSI (since October 1997), of RedHawk Vision (since March 2000) and of iNetWorks (since October 2000). During these periods Mr. Stuart has also served as Chief Financial Officer and Secretary of Optex, and has served and continues to serve as Chief Financial Officer of MSI, RedHawk Vision and iNetWorks. He was also Chief Financial Officer of Novalog from October 1995 to June 2001. In May 2002, he became Secretary of Novalog, and in October 2002, resumed the position of Chief Financial Officer of Novalog. Mr. Stuart holds a B.S. in Industrial Management from the Massachusetts Institute of Technology.

Executive Compensation

The following narrative of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended October 3, 2010. The following narrative includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” ‘‘estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2010. We assume no obligation to update the forward-looking statements or such risk factors.

Summary of Fiscal 2009 and Fiscal 2010 Executive Compensation

A summary of executive compensation for fiscal 2009 and fiscal 2010 for our former principal executive officer and our two other highest paid named executive officers is presented in the following table. We collectively refer to the offers in this table as our “named executive officers.” A narrative description of the material factors pertinent to the information contained in this summary compensation table follows this table.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
						Incentive	Compensation	All Other
		Salary	Bonus	Stock	Option	Plan	Earnings	Compensation
	Fiscal	($)	($)	Awards	Awards	Compensation	($)	($)	Total
Name and Principal Position	Year	(1)	(1)	($)	($)	($)	(2)	(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John C. Carson	2010	261,012	—	—	1,612	—	—	14,262	276,886
Vice Chairman and Chief	2009	290,014	29,000			—	—	31,953	350,967
Strategist(4)
John J. Stuart, Jr.	2010	224,677	—	—	1,612	—	—	16,935	243,224
Chief Financial Officer, Senior	2009	258,350	25,000	—	—	—	—	29,583	312,993
Vice President, Secretary and Treasurer
Peter Kenefick	2010	195,437	—	—	806	—	—	11,081	209,470
Senior Vice President	2009	217,151	2,146	—	—	—	—	24,991	244,288

(1)	The fiscal 2009 bonus awards were declared for Mr. Carson and Mr. Stuart in December 2009 based on performance against fiscal 2009 individual incentive targets established in March 2009, but were not yet paid as of October 3, 2010. A portion of the salary compensation in both fiscal years was accrued, but not yet paid at fiscal year-end.

(2)	In fiscal 2009, Mr. Carson and Mr. Stuart voluntarily waived their future entitlements under our Executive Salary Continuation Plan, which would have otherwise been an aggregate of $2,442,858 at September 27, 2009, based on actuarial considerations. This reduction is not reflected in the table. Nonqualified Deferred Compensation in our plan is derived from a market-based security, our Common Stock, and as such, does not contribute above-market earnings to the accounts of the named individuals.

(3)	Amounts in this column include the value of shares contributed to the named individual’s account in the Employee Stock Bonus Plan. See “Employee Stock Bonus Plan.”

(4)	Mr. Carson also serviced as the Chief Executive Officer and President of Irvine Sensors until the completion of the December 2010 Financing as described below in “Certain Relationships and Related Person Transactions”.

Principal Elements of Executive Compensation

Base Salary.  Our Compensation Committee reviews all named executive officer base salaries annually. Each of our named executive officers undergoes an annual performance review with our Chief Executive Officer, and during that review develops an individual performance plan for the upcoming year. In reviewing past performance, the Chief Executive Officer and the named executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the Chief Executive Officer and the named executive officer will typically consider not only corporate objectives, but also the named executive officer’s short and long-term career objectives. There were also no adjustments to the base salaries of the other named executive officers in fiscal 2009 and fiscal 2010, although those individuals, in addition to the Chief Executive Officer and other salaried employees of the Company, agreed to reduced paid work schedules as a Company-wide cost reduction measure in fiscal 2010, which resulted in an approximate 10% reduction in aggregate salary compensation of the Chief Executive Officer and other named executive officers in fiscal 2010. Such reductions were eliminated following the December 2010 Financings. In addition, the base salaries for Messrs. Joll, Carson and Stuart are governed by the terms of their employment agreements entered into in December 2010.

Discretionary Bonus.  The Compensation Committee also has the discretion under extraordinary circumstances to award bonuses to named executive officers at the recommendation of the Chief Executive Officer. The Chief Executive Officer did not recommended any discretionary bonuses to named executive officers for fiscal 2009 or fiscal 2010.

Annual Incentive Awards Plan.  We have an annual incentive awards plan for executives to more closely align executive compensation with our annual operating plan as measured by financial results. Incentive targets for each named executive officer are determined by the Compensation Committee after considering the recommendation of our Chief Executive Officer. Annual incentive plan awards are designed to reward personal contributions to our success and are earned under a structured formula. The threshold for earning incentive awards for fiscal 2010 was set at attaining 90% of our total target revenues or the revenues of the respective business unit for which the named executive officer was responsible and at attaining 50% to 70% for other metrics. Achievement of the threshold award level was to result in 50% of the target bonus associated with each metric for each named executive officer, with bonus awards increasing linearly as achievement exceeded threshold levels up to 100% of the target bonus being earned at full achievement of performance targets. For achievement above target, awards were to increase proportionately to the percentage increase in the metric above target up to a maximum of 200%.

For fiscal 2010 and fiscal 2009, annual performance-measured incentive award targets for named executive officers were established for payments to be made with a combination of stock awards vesting over time and cash. Since both potential stock and cash awards for fiscal 2010 and fiscal 2009 were based on performance measurements within a twelve-month period, any such awards would not be considered long-term incentive awards as discussed below, even though a portion of such stock awards may not have become fully vested upon grant.

No named executive officers met incentive bonus award targets for fiscal 2010. Three named executive officers, Mr. Carson, Mr. Stuart and Mr. Kenefick, partially met incentive bonus award targets for fiscal 2009. Mr. Carson’s and Mr. Stuart’s incentive awards resulted from the consummation of a sale of our patent assets for an aggregate sales price of $9.5 million in fiscal 2009. Mr. Kenefick’s incentive award resulted from partial satisfaction of operating results of the business unit which he managed. The payment of these incentive awards earned in fiscal 2009 to Mr. Carson and Mr. Stuart was deferred until December 2010, although the obligation for these payments was accrued in December 2009 and is included in compensation shown for fiscal 2009 in the above Summary Compensation Table.

Fiscal 2011 annual incentive award targets for named executive officers have not yet been established.

Long-Term Equity-Based Incentive Awards.  The goal of our long- term, equity-based incentive awards is to serve as a long term staff retention vehicle by aligning the interests of executive officers with stockholders and providing each executive officer with a significant incentive to manage our business from the perspective of an owner with an equity stake. The Compensation Committee administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s corporate position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual’s recent performance and his or her potential for future responsibility and promotion. Our Chief Executive Officer historically has made recommendations to our Board of Directors and Compensation Committee regarding the amount of stock and stock options and other compensation to grant to our other named executive officers based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not make any determinations as to when grants are made of stock or stock options. We do not require a minimum stock ownership by our executive officers.

Under our 2006 Plan, we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, non-vested stock and non-vested stock units, performance awards and other stock grants. Similar flexibility is reflected in our proposed 2011 Omnibus Incentive Plan, which is being presented for stockholder approval and adoption pursuant to Proposal Three of this proxy statement. Of the various mechanisms available, we have historically focused on the use of stock options or grants of restricted stock as equity compensation for our employees, depending on our financial circumstances and then current employee perceptions as to the incentive value of such instruments. We believe both types of instruments can provide long-term incentives that are commensurate with total stockholder return and employee retention.

In fiscal 2009, we made no stock option grants to named executive officers. In fiscal 2010, we made stock option grants to all employees, including named executive officers, in recognition of extraordinary demands placed upon our employees by our financial circumstances. The compensation amounts shown for stock options in the Summary Compensation Table are calculated in accordance with ASC 718 and represent the amount of compensation earned during fiscal 2009 and fiscal 2010 that is reflected in our financial statements. Actual compensation earned from stock options can be higher or lower than the compensation expense recognized for purposes of ASC 718.

The stock options we granted in fiscal 2010 to named executive officers were to Mr. Carson, Mr. Stuart and Mr. Kenefick and amounted to options to purchase 40,000 shares, 40,000 shares and 20,000 shares, respectively, or an aggregate of less than 1.0% of our presently outstanding Common Stock. These options were granted to Mr. Carson, Mr. Stuart and Mr. Kenefick on August 7, 2010, pursuant to action taken by Unanimous Written Consent of our Compensation Committee effective as of that date. The material terms of the stock options granted to these named executive officers in fiscal 2010 included: (a) exercise price of $0.16 per share, which was the fair market value of our Common Stock on the grant date; (b) 50% of grant vesting immediately, 25% of grant vesting at August 7, 2011 and 25% of grant vesting at August 7, 2012; and (c) ten year term.

Grants of stock or stock options provided to executive officers are typically granted pursuant to action by the Compensation Committee either by unanimous written consent or at a duly constituted meeting of the Compensation Committee in person on the same day as a regularly scheduled meeting of the Board of Directors, in conjunction with ongoing review of each executive officer’s individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our Compensation Committee during the course of the year. Such a Compensation Committee meeting is usually scheduled well in advance, without regard to earnings or other major announcements by us. We intend to continue this practice of generally approving stock-based awards concurrently with regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes. In accordance with our 2006 Plan and the 2011 Plan, the exercise price of all stock options must be at least equal to or greater than the closing price of our Common Stock on the date of the stock option grants.

2010 Non-Qualified Option Plan.  In December 2010, our Board adopted the 2010 Non-Qualified Plan under which our eligible officers, directors and employees, consultants and advisors who qualify as “accredited” within the meaning of Rule 501 under the Securities Act of 1933, as amended, may be granted non-incentive stock options. 18,500,000 shares of our Common Stock were reserved for issuance under the 2001 Non-Qualified Plan. Effective as of the first day following the closing of the first tranche of December 2010 Financing, stock options for 18,500,000 shares under the 2010 Non-Qualified Option Plan were granted by our Compensation Committee as follows: Bill Joll was granted a ten year option to purchase 5,000,000 shares, John Carson was granted a ten year option to purchase 4,000,000 shares, John Stuart was granted a ten year option to purchase 4,000,000 shares, John Leon was granted a ten year option to purchase 2,000,000 shares, Peter Kenefick was granted a ten year option to purchase 1,000,000 shares, and Messrs. Dumont, Johnson, Kelly, Ragano and Richards were granted, in the aggregate, ten year options to purchase 2,500,000 shares (or 500,000 shares each). For Mr. Joll, 2,000,000 shares were immediately vested, with the balance vesting in 36 monthly installments thereafter. For Messrs. Carson and Stuart, 2,000,000 shares will vest on the earlier of (the “Initial Vesting Date”): (a) July 10, 2012 or (b) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, with the balance vesting in 24 equal monthly installments after the Initial Vesting Date. For Messrs. Kenefick and Leon, 25% of the shares will vest one year after the grant date, with the balance vesting in 36 equal monthly installments thereafter. Other vesting terms for Messrs. Joll, Carson and Stuart are as set forth in the Joll, Carson and Stuart Employment Agreements and applicable stock option agreements to certain of our senior executives and directors.

Outstanding equity awards held by named executive officers at fiscal 2010 year-end, October 3, 2010, are shown in the following table:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards
									Equity
								Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive Plan					Awards:	Market or
			Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John C. Carson	20,000	20,000	—	0.16	8/07/20	20,000	—	—	—
Chief Executive Officer	60,000	—	—	13.00	3/05/18	—	—	—	—
and President	3,500	—	—	26.40	9/20/15	—	—	—	—
during fiscal 2010	15,000	—	—	36.20	3/02/14	—	—	—	—
John J. Stuart, Jr.	20,000	20,000	—	0.16	8/07/20	20,000	—	—	—
Chief Financial Officer,	2,400	—	—	11.60	4/16/12	—	—	—	—
Senior Vice President,	30,000	—	—	13.00	3/05/18	—	—	—	—
Secretary and Treasurer	7,500	—	—	26.40	9/20/15	—	—	—	—
	15,000	—	—	36.20	3/02/14	—	—	—	—
Peter Kenefick	10,000	10,000	—	0.16	8/07/20	10,000	—	—	—
Senior Vice President	1,600	—	—	14.10	6/06/12	—	—	—	—
	1,500	—	—	17.00	5/10/15	—	—	—	—
	720	—	—	26.40	9/20/15	—	—	—	—

Non-Qualified Deferred Compensation Plan.  We maintain a deferred compensation plan, the Non-Qualified Deferred Compensation Plan, for certain key employees with long-term service with us, including three executive officers and other non-executive employees. This plan was established to recognize long term service and motivate such employees to continue their employment with us. Annual contributions are made at the discretion of our Board of Directors. All contributions under this plan are in the form of our Common Stock and are made to a Rabbi Trust under such plan to be held for the benefit of the deferred compensation plan participants. The Board of Directors has historically contributed 10,000 shares of Common Stock to the deferred compensation plan each fiscal year so long as such contribution does not exceed approximately $262,000 in value, but the Board of Directors did not make such a contribution for fiscal 2009 and fiscal 2010, and there is no assurance that this practice will be continued in the future. Participants’ potential distributions from the Rabbi Trust represent unsecured claims against us. The Rabbi Trust was established by us and is subject to creditors’ claims. Shares in this plan are fully vested and may be distributed to each plan beneficiary when they retire or terminate from service with us. The valuation of the shares of Common Stock held by the Rabbi Trust for the benefit of two named executive officers, Mr. Carson and Mr. Stuart, declined $6,323 and $5,107, respectively, during fiscal 2010.

Irvine Sensors Corporation Cash and Deferred & Stock Bonus Plan.  Our employees participate in the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan, which we refer to as the ESBP or our Employee Stock Bonus Plan, which is a tax-qualified retirement plan established by us in fiscal 1982 and funded annually with stock contributions thereafter to encourage employee retention and align employee interests with those of outside stockholders. Employees are enrolled in the ESBP as of the day following the date on which the employee completes at least one hour of work. In order to share in our contribution to the ESBP in any fiscal year of the ESBP, which we refer to as the Plan Year, an employee must have worked a minimum of 1,000 hours during the Plan Year, and be employed by us at the end of the Plan Year. To date, the ESBP has been funded only with previously unissued shares of our common and preferred stock; thus, we have not contributed any cash to the ESBP. The ESBP’s assets are allocated annually to the participating employees’ accounts in the respective ratios that each participating employee’s compensation for that year bears to the total compensation of participating employees. An employee’s participation in the ESBP terminates on his retirement, disability or death, at which time the employee will receive that portion of his or her account that has vested. In fiscal 2010, an employee’s account vested at a rate of 20% per year and was 100% vested after five years of employment or upon attaining age 65, whichever comes first. Participants are allowed to diversify contributions made in shares of the our stock into other investment options after having attained three years of service. There are no special vesting rates for executives. All executive officers named in the Summary Compensation Table participate in the ESBP. In the fiscal year ended September 27, 2009, we contributed 1,785,714 shares of Common Stock to the ESBP valued at $750,000 as of the date of contribution. In the fiscal year ended October 3, 2010, we contributed 2,673,796 shares of Common Stock to the ESBP valued at $750,000 as of the date of contribution. Historically, we have contributed approximately 10% of gross annual payroll to the ESBP, but there is no assurance that we will continue this practice in the future. The value of contributions to the accounts of the named executive officers for fiscal 2009 and fiscal 2010 have been included in “All Other Compensation” in the Summary Compensation Table based on valuation at September 27, 2009 and October 3, 2010, the last dates of the respective fiscal years, the effective dates when allocations were made to participant accounts.

Perquisites.  Our executives are entitled to the same perquisites as all employees and do not receive additional perquisites because they hold executive positions, except as described below. Our executive officers all participate in our ESBP, a tax-qualified retirement plan made available to all full-time employees. In addition, two of our executive officers, Mr. Carson and Mr. Stuart, are long term employees who participate in the Non-Qualified Deferred Compensation Plan, but the Board did not authorize any contributions to this Plan in fiscal 2009 and fiscal 2010. Mr. Carson and Mr. Stuart our Chief Executive Officer and our Chief Financial Officer, respectively, were eligible for retirement benefits pursuant to our Executive Salary Continuation Program prior to September 2009, when they voluntarily waived their entitlements to future benefits under this Program. For further details regarding our Executive Salary Continuation Program, see “Post Employment Compensation — Executive Salary Continuation Plan.” Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide post-retirement health coverage for our executives or employees. However, we have previously provided post-employment compensation payments to two retired executives and had the obligation to do so for two current executives upon their retirement until said executives voluntarily waived their entitlements to such future payments in September 2009. In addition, two of our executive officers participate in a non-qualified deferred compensation plan, as described above. Further, all full time employees, including our executives, are eligible to participate in our tax-qualified retirement plan.

Executive Salary Continuation Program.  We adopted an Executive Salary Continuation Program (the “ESCP”) in 1996 to provide retirement benefits to certain executive officers, two of which, Mr. Carson and Mr. Stuart, are still employed by us and were eligible for benefits pursuant to the ESCP upon retirement until Mr. Carson and Mr. Stuart voluntarily waived their entitlements for all benefits pursuant to the ESCP in September 2009. On December 26, 2007, the ESCP was amended and restated to comply with technical final implementation regulations of Section 409A of the Internal Revenue Code. The ESCP is intended to be a “top-hat” plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The ESCP pays out benefits upon retirement based upon a combination of the executive’s age and years of service with us. Upon retirement, ESCP participants are entitled to receive benefits for the remainder of their lifetime, however, neither a surviving spouse nor any other beneficiary of the participant is entitled to receive benefits upon the participant’s death, whether or not such occurs prior to commencing benefits or after benefits have been paid. The ESCP currently provides lifetime post-retirement deferred compensation to two of our retired executives aggregating $184,700 per annum. Based upon their respective ages and years of service, Mr. Carson and Mr. Stuart were also eligible for lifetime post-retirement deferred compensation upon their separation from service with us prior to their voluntary waiver of such entitlements in September 2009. Prior to this waiver, both Mr. Carson’s and Mr. Stuart’s benefits under the ESCP were fixed at $137,000 per annum, an amount that was unchanged by the amendment and restatement of the ESCP in December 2007. No current employee has any retirement benefits under the ESCP.

Non-Qualified Deferred Compensation Plan.  We maintain the Non-Qualified Deferred Compensation Plan for certain key employees with long-term service with us. Annual contributions are made at the discretion of our Board of Directors. All contributions are in the form of our Common Stock and are made to a Rabbi Trust under such plan to be held for the benefit of the deferred compensation plan participants. Shares in this plan may be distributed to each plan beneficiary when they terminate or retire from service.

Employee Stock Bonus Plan.  All of our full-time employees are eligible to participate in the ESBP, which is a tax-qualified retirement plan. To date, the ESBP has been funded only with previously unissued shares of our common and preferred stock; thus we have not contributed any cash to the ESBP. All our named executive officers participate in the ESBP.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts.  We have employment contracts with our current named principal executive officer, Mr. Bill Joll and our two other highest paid named executive officers, John C. Carson and John J. Stuart, Jr.

Under the employment agreement with Mr. Joll (the “Joll Employment Agreement”), Mr. Joll will receive an initial base salary of $300,000 per year and a bonus of $50,000 upon the effectiveness date of the Joll Employment Agreement, and will be eligible to receive discretionary bonuses from time to time targeted at 50% of base salary each year (but pro rated for our fiscal year ending October 2, 2011) based on performance goals established from time to time by the Compensation Committee. We also will pay or reimburse Mr. Joll for his reasonable relocation costs for moving to California up to an aggregate of $30,000. The Joll Employment Agreement also provides that Mr. Joll will be granted (i) a ten year stock option to purchase 5,000,000 shares of Common Stock, of which 2,000,000 of the shares subject to such option will be immediately vested upon the grant date, and the balance of which will vest in 36 equal monthly installments thereafter; and (ii) within 60 days after the next stockholder meeting, an additional ten year stock option to purchase that number of shares of Common Stock equal to the greater of (1) 10,000,000 shares or (2) five percent (5%) of the total of (A) the Common Stock then outstanding, (B) the Common Stock issuable upon conversion of all of our outstanding Preferred Stock and other convertible securities, and (C) the Common Stock issuable upon exercise of all options and warrants then outstanding, of which 1,000,000 of the shares subject to such option will be immediately vested upon the grant date, and the balance of which will vest in 36 equal monthly installments thereafter. The options described above will be subject to the terms of our equity incentive plan then in effect, except that such options will remain outstanding until the earlier of (i) five years following Mr. Joll’s termination without cause (as defined in the Joll Employment Agreement) or a termination upon Mr. Joll’s death or permanent disability, or (ii) the respective termination date of such option, provided that no further vesting will occur after the termination of Mr. Joll’s service (as defined in our equity incentive plan then in effect) with us. In the event Mr. Joll’s employment is terminated due to death, all stock options will become fully vested and a pro rated bonus will be paid to the extent we ultimately achieve any corporate goals or milestones for such payment. In the event Mr. Joll’s employment is terminated due to disability (as defined in the Joll Employment Agreement), all stock options will vest in full and be exercisable for 5 years following termination of employment, Mr. Joll will receive a continuation of base salary until Mr. Joll is eligible for short-term disability payments under our group disability policies, but not exceeding 90 days, and Mr. Joll will receive a pro rated bonus to the extent we ultimately achieve any corporate goals or milestones for such payment. In the event Mr. Joll’s employment is terminated without cause (as defined in the Joll Employment Agreement) or due to resignation for good reason (as defined in the Joll Employment Agreement), Mr. Joll will be entitled to receive: (1) salary continuation payments for 24 months; (2) a pro rated bonus to the extent we ultimately achieve any corporate goals or milestones for such payment; (3) full vesting of stock options and such stock options will be exercisable for 5 years following termination of employment; and (4) COBRA benefits on an after-tax basis for twelve months if Mr. Joll elects COBRA coverage. The term of the Joll Employment Agreement is the lesser of five years and the termination of Mr. Joll’s employment and the agreement will automatically renew for successive terms of two years unless certain prior notice is given.

Under the employment agreement with Mr. Carson (the “Carson Employment Agreement”), Mr. Carson will receive an initial base salary of $300,000 per year and be eligible to receive discretionary bonuses from time to time targeted at 50% of base salary each year (subject to the compensation restrictions set forth in the Looney Note) based on performance goals established from time to time by the Compensation Committee. The Carson

Employment Agreement also provides that Mr. Carson will be granted (i) a ten year stock option to purchase 4,000,000 shares of Common Stock, of which 2,000,000 of the shares subject to such option will be vested upon the earlier of (the “Initial Vesting Date”) (A) July 10, 2012, or (B) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, and the balance of which will vest in 24 equal monthly installments after the Initial Vesting Date, subject to the terms of the 2010 Nonqualified Plan (defined below) and related form of stock option agreement thereunder; and (ii) provided that stockholders approve an increase in our authorized capital stock and approve a new stock incentive plan (the “Qualified Plan”), an additional ten year stock option to purchase 5,000,000 shares of Common Stock, of which 1,000,000 of the shares subject to such option will be vested upon the earlier of (the “Top-Off Initial Vesting Date”) (i) July 10, 2012, or (ii) the satisfaction or waiver of the compensation restrictions set forth in the Looney Note, and the balance of which will vest in 24 equal monthly installments after the Top-Off Initial Vesting Date, subject to the terms of the our Qualified Plan and related form of stock option agreement thereunder including our standard retirement provisions under such plans. In the event Mr. Carson’s employment is terminated due to death, the stock options described above will become fully vested and a pro rated bonus will be paid to the extent we ultimately achieve any corporate goals or milestones for such payment. In the event Mr. Carson’s employment is terminated due to disability (as defined in the Carson Employment Agreement), the stock options described above will vest in accordance with the terms of the applicable stock option agreement, Mr. Carson will receive a continuation of base salary until Mr. Carson is eligible for short-term disability payments under our group disability policies, but not exceeding 90 days, and Mr. Carson will receive a pro rated bonus to the extent we ultimately achieve any corporate goals or milestones for such payment. In the event Mr. Carson’s employment is terminated without cause (as defined in the Carson Employment Agreement) or due to resignation for good reason (as defined in the Carson Employment Agreement), Mr. Carson will be entitled to receive: (1) salary continuation payments for 24 months; (2) a pro rated bonus to the extent we ultimately achieve any corporate goals or milestones for such payment; (3) the right to retire in lieu of being terminated without cause; and (4) COBRA benefits on an after-tax basis for twelve months if Mr. Carson elects COBRA coverage. The term of the Carson Employment Agreement is the lesser of four years and the termination of Mr. Carson’s employment and the agreement will automatically renew for successive terms of two years unless certain prior notice is given.

The material terms of the employment agreement with Mr. Stuart (the “Stuart Employment Agreement”) are the same as those set forth in the Carson Employment Agreement, except that his base salary is $260,000 per year and his top-off stock option will be for 4,000,000 shares of Common Stock.

Termination of Employment, Change-in-Control.  We do not have any existing arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our named executive officers, changes in their compensation or a change in control except as set forth below.

Nonvested grants of stock options, restricted stock or other equity-related securities under our 2006 Plan and our prior option plans generally provide for accelerated vesting of such grants immediately prior to the effective date of a change in control, unless the obligations of the nonvested securities are assumed by the successor corporation or its parent, or the value of such nonvested securities are replaced by a cash incentive program of the successor corporation or its parent that provides for the realization of said value no later than the original vesting date of the replaced nonvested securities. Nonvested grants of stock options, restricted stock or other equity-related securities under our 2006 Plan also become fully vested in the event of Ordinary Retirement, which is defined to be retirement on or after the date at which the sum of the retiree’s age and number of years of employment with us exceeds eighty-five (85) years for employees or, if the holder of the nonvested security is a non-employee director, when the number of years of service to us exceeds five (5) years. Of our existing named executive officers, only Mr. Carson and Mr. Stuart presently meet the criteria for Ordinary Retirement. Of our current non-employee directors, Mr. Dumont and Dr. Kelly meet the criteria for Ordinary Retirement. The 2006 Plan also permits the Compensation Committee or the Board to make future nonvested grants of options or restricted stock to executive officers and directors that vest upon said executive officers and directors termination from service with us under other conditions.

As discussed above, all of our full-time employees, including all of our named executive officers, participate in the ESBP and are eligible for distribution of benefits thereunder upon their retirement. Mr. Carson and Mr. Stuart are the only named executive officers who are participants in the Non-Qualified Deferred Compensation Plan and are thus eligible for distribution of benefits thereunder.

Principal Elements of Director Compensation

Directors who are our employees are not separately compensated for their services as directors or as members of committees of the Board. Directors who were not our employees presently receive a quarterly retainer of $2,250, $1,350 for each board meeting attended, $630 for each Audit Committee meeting attended and $450 for each Compensation Committee or Nominating and Corporate Governance Committee meeting attended in fiscal 2010. The Board is currently reviewing compensation for directors and committee members for fiscal 2011 and anticipates that some adjustments to director compensation will be implemented in the near future. These amounts were a 10% reduction from director compensation for the first half of fiscal 2009 as recommended by the Compensation Committee in its meeting of March 31, 2009 and ratified and approved by the Board on April 1, 2009. In the future, any adjustments to director compensation will be approved by the Compensation Committee. Before its termination in June 2006, our 2003 Stock Incentive Plan provided for certain automatic grants of stock options to non-employee directors. The 2003 Stock Incentive Plan and all other of our prior stock option plans then in effect were terminated in June 2006 upon the adoption of our 2006 Plan in June 2006 by our stockholders. Under the 2006 Plan, the Compensation Committee may elect to make discretionary grants of non-qualified stock options or restricted stock to directors. All outstanding options held by directors, whether pursuant to the automatic or discretionary provisions of our option plans, have a term of ten years and an exercise price equal to the then-current market price of our Common Stock.

In August 2010, under our 2006 Plan, we issued to each of Messrs. Dumont, Johnson and Dr. Kelly, options to purchase 20,000, 20,000, and 20,000 shares of our Common Stock, respectively. In August 2010, under our 2006 Plan, we also issued to each of Mr. Robert G. Richards and General Frank Ragano, who were directors during fiscal 2010, but who retired in December 2010, options to purchase 20,000 and 20,000 shares of our Common Stock, respectively. The material terms of the stock options granted to these directors in August 2010 included: (a) exercise price of $0.16 per share, which was the fair market value of our Common Stock on the grant date; (b) 50% vesting as of the date of grant, 25% vesting one year after the grant date and 25% vesting two years after the grant date; and (c) ten year term. Upon their retirement in December 2010, the options issued to Mr. Richards and General Ragano became fully vested according to their terms.

Compensation of directors in fiscal 2010 is presented in the following table. The value of stock and option awards is the expense recorded by us pursuant to ASC 718. We do not include a provision for forfeiture related to future service and vesting in that expense. The actual compensation realized from stock awards can be higher or lower than the compensation expense recognized for purposes of ASC 718. Mr. Carson, who was our Chief Executive Officer in fiscal 2010, did not receive any additional compensation for his service as a director.

Director Compensation for Fiscal 2010

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

John C. Carson	—	—	—	—	—	—	—
Marc Dumont	32,130	—	1,600	—	—	—	33,730
Jack Johnson	30,780	—	1,600	—	—	—	32,380
Thomas M. Kelly	31,680	—	1,600	—	—	—	33,280
Frank Ragano	27,000	—	1,600	—	—	—	28,600
Robert G. Richards	27,900	—	1,600	—	—	—	29,500

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to the principal executive officer and to each of the three other most highly compensated officers (other than the principal financial officer) to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers during fiscal 2010 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our executive officers during fiscal 2011 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table provides information concerning beneficial ownership of our Common Stock as of January 15, 2011, by:

•	each stockholder, or group of affiliated stockholders, that we know beneficially owns more than 5% of our outstanding Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The percentages shown in the table are based on 98,513,871 shares of Common Stock outstanding on January 15, 2011. Shares of Common Stock subject to options, warrants or other convertible securities which are exercisable within 60 days of January 15, 2011, are deemed to be beneficially owned by the person holding such options, warrants or other convertible securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Except as described in the preceding sentence, shares issuable upon exercise of outstanding options, warrants and other convertible securities are not deemed to be outstanding.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Irvine Sensors Corporation, 3001 Red Hill Avenue, Costa Mesa, California 92626.

Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership

					Aggregate	Percent of
	Sole Voting or		Shared Voting or		Beneficial	Beneficial
Name	Investment Power		Investment Power		Ownership	Ownership(1)

Seth W. Hamot	41,400,260	(2)	—		41,400,260	42.0%
Chester P. White	14,141,561	(3)	—		14,141,561	14.4
John C. Carson	416,916	(4)(5)	5,130,841	(13)(14)(15)	5,547,757	5.6
Marc Dumont	563,952	(6)	—		563,952		*
Bill Joll	2,000,000	(7)	—		2,000,000	2.0
Jack Johnson	550,000	(8)	—		550,000		*
Thomas M. Kelly	554,848	(9)	—		554,848		*
Peter Kenefick	167,253	(10)	—		167,253		*
Edward J. Scollins	—		—		—	—
Scott Reed	—		—		—	—
Marcus A. Williams	—		—		—	—
John J. Stuart, Jr.	278,808	(5)(11)	5,130,841	(13)(14)(15)	5,409,649	5.5
All current directors and executive officers as a group (12 persons)	60,625,983	(12)	5,130,841	(13)(14)(15)	65,756,824	66.5%
5% Stockholders Not Listed Above:
Charles Schwab Trust Company TTEE Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan Retirement Plan	—		5,062,380	(14)	5,062,380	5.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Shares owned and percentages for Mr. Carson, Mr. Stuart and all current directors and executive officers as a group are partially duplicative, since the voting or investment power over shares of Common Stock held by our Employee Stock Bonus Plan and our Deferred Compensation Plan are held by the respective administrative committees of those Plans of which Mr. Carson and Mr. Stuart are members, and by extension the group of all current directors and executive officers which includes Mr. Carson and Mr. Stuart, and are thereby deemed to each hold the voting or investment power of the shares of Common Stock held by those Plans. (See footnotes 13, 14 and 15).

(2)	Mr. Hamot is the President and sole member of Roark, Rearden & Hamot, LLC, which is the General Partner of Costa Brava Partnership III LP. The securities reported are directly owned by Costa Brava Partnership III LP, but may be deemed to be indirectly beneficially owned by Roark, Rearden & Hamot, LLC and Mr. Hamot. Mr. Hamot has sole voting control and investment power of these shares of Common Stock. While Mr. Hamot and Roark, Rearden & Hamot, LLC have elected to report the indirect beneficial ownership of the entire number of securities owned by Costa Brava Partnership III LP, each of them disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed its or his pecuniary interest therein and/or that are already distributed to it or him.

(3)	Mr. White is the Managing Member of Griffin Partners LLC, which is the General Partner of The Griffin Fund LP. The securities reported are directly owned by The Griffin Fund LP, but may be deemed to be indirectly beneficially owned by Griffin Partners LLC, and Mr. White. Mr. White has sole voting control and investment power of these shares of Common Stock. While Mr. White and Griffin Partners, LLC have elected to report the indirect beneficial ownership of the entire number of securities owned by The Griffin Fund LP, each of them disclaims beneficial ownership of any securities, and any proceeds thereof, that exceed its or his pecuniary interest therein and/or that are already distributed to it or him.

(4)	Includes 98,500 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011. Also includes amounts and percentages for the holdings of his wife, including amounts held as separate property.

(5)	Reflects shares of Common Stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount in contemplation of retirement, subject to restrictions imposed by the Administrative Committee (See footnote 14). Also reflects shares held by our Deferred Compensation Plan; the named individual has ownership interests in these shares upon retirement, for which he is presently eligible, but no ability to direct disposition or voting of the shares prior to retirement (See footnote 15).

(6)	Includes 547,000 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011.

(7)	Includes 2,000,000 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011.

(8)	Includes 550,000 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011.

(9)	Includes 541,900 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011.

(10)	Includes 13,820 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011. Also reflects shares of Common Stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15).

(11)	Includes 26,404 shares held by the Stuart Family Trust, of which Mr. Stuart is a trustee, and 74,900 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011. Also reflects shares of Common Stock held by our Employee Stock Bonus Plan; the named individual has limited ability to direct the liquidation of assets in his subaccount, subject to restrictions imposed by the administrative committee (See footnote 15). Also reflects shares held by our Deferred Compensation Plan; the named individual has ownership interests in these shares upon retirement, for which he is presently eligible, but no ability to direct disposition or voting of the shares prior to retirement (See footnote 16).

(12)	Includes 352,704 shares issuable upon exercise of Common Stock options exercisable within 60 days of January 15, 2011, which represents the sum of all such shares issuable upon exercise of options held by all executive officers and directors as a group.

(13)	The named individual is a member of the Administrative Committee (see footnote 14) and the Deferred Plan Administrative Committee (see footnote 15), and has shared voting and investment power over the shares held by our Employee Stock Bonus Plan and Deferred Compensation Plan.

(14)	An administrative committee, which we refer to as the Administrative Committee, currently comprised of John C. Carson, John J. Stuart, Jr. and Linda Rima, has the right to receive and the power to direct the receipt of dividends from or the proceeds from the sale of the securities held by the Irvine Sensors Corporation Cash or Deferred & Stock Bonus Plan Ret. Plan, the Employee Stock Bonus Plan, for the benefit of our employees. The Administrative Committee has voting and investment power over all securities held under such plan.

(15)	An administrative committee, which we refer to as the Deferred Plan Administrative Committee, currently comprised of John C. Carson, John J. Stuart, Jr. and Linda Rima, has the right to receive and the power to direct the receipt of dividends from or the proceeds from the sale of the securities held by the Irvine Sensors Deferred Compensation Plan, for the benefit of our key employees who are participants in such plan. The Deferred Plan Administrative Committee has voting and investment power over all securities held under such plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of October 3, 2010 with respect to the shares of our Common Stock that may be issued under our 2006 Plan, which was our only existing equity compensation plan as of that date, and our prior equity compensation plans that were terminated in June 2006, except for obligations to issue shares pursuant to options previously granted. Effective October 4, 2010, an additional 1,250,000 shares of our Common Stock automatically became issuable under our 2006 Plan pursuant to its terms. In addition, in December 2010, our Board established our 2010 Non-Qualified Option Plan, which has not been approved by the stockholders, and options to purchase 18.500,000 shares of our Common Stock were issued pursuant to that plan in December 2010 to certain officers and directors at an exercise price per share of $.09.

	A	B	C
			Number of Securities
	Number of Securities	Weighted Average	Remaining Available for Future
	to be Issued Upon	Exercise Price of	Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights ($)	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	1,326,551	6.53	85,351 (4)
Equity Compensation Plans Not Approved by Stockholders(2)(3)	47,310	33.06	—
Total	1,373,861	7.44	85,351

(1)	Consists of the 2006 Plan, the 2003 Stock Incentive Plan, and the 2001 Irvine Sensors Corporation Stock Option Plan.

(2)	Consists of the 2001 Non-Qualified Stock Option Plan and the 2000 Non-Qualified Option Plan. Some of our directors and officers hold options issued under these plans.

(3)	We have also contributed 65,951 shares of our Common Stock to a Rabbi Trust to be held for the benefit of certain key employees pursuant to a non-qualified deferred compensation retirement plan. Contributions are determined at the discretion of our Board annually. Accordingly, such shares are not included in the number of securities issuable in column (a) or the weighted average price calculation in column (b), nor are potential future contributions included in column (c).

(4)	The number of shares of Common Stock reserved under our 2006 Plan will automatically be increased on the first day of each of our fiscal years beginning on September 28, 2009, in an amount equal to the lesser of (i) 1,250,000 shares or (ii) a number of shares equal to five percent (5%) of the number of shares outstanding on the last day of the preceding fiscal year. Accordingly, effective October 4, 2010, the number of securities remaining available for future issuance under equity compensation plans increased to an aggregate of 1,335,351 shares.

Non-Stockholder Approved Plans

As of January 15, 2011, we had options outstanding under three non-stockholder approved equity incentive plans, the 2000 Non-Qualified Option Plan, the 2001 Non-Qualified Stock Option Plan and the 2010 Non-Qualified Option Plan. The 2000 Non-Qualified Option Plan and the 2001 Non-Qualified Stock Option Plan were terminated upon the approval of our 2006 Plan in June 2006, subject to the obligation to issue shares pursuant to options previously issued.

Under the 2001 Non-Qualified Stock Option Plan, option grants were made to our employees (or employees of any parent or subsidiary corporation) who were neither officers nor Board members at the time of the option grant. Under the 2000 Non-Qualified Option Plan, option grants were made to our employees, directors or consultants (or employees, directors or consultants of any parent or subsidiary corporation). Options under the 2000 Non-Qualified Option Plan and the 2001 Non-Qualified Stock Option Plan typically vested and become exercisable in a series of installments over the optionee’s period of service with us. Each option granted under both the 2000 Non-Qualified Option Plan and the 2001 Non-Qualified Stock Option Plan has a maximum term set by the plan administrator (either the Board or a Board committee) at the time of grant, subject to earlier termination following the optionee’s cessation of employment or service. All options granted under the Supplemental Option Plans are non-statutory options under Federal tax law.

As of October 3, 2010, options covering 4,000 shares of Common Stock were outstanding, no shares had been issued and there were no outstanding share right awards under the 2000 Non-Qualified Option Plan. The 2000 Non-Qualified Option Plan was terminated in June 2006. October 3, 2010, options covering 43,310 shares of Common Stock were outstanding, 70,888 shares had been issued and there were no outstanding share right awards under the 2001 Non-Qualified Stock Option Plan. The 2001 Non-Qualified Stock Option Plan was terminated in June 2006. As a result of their termination, no further grants may be made under the 2000 Non-Qualified Option Plan and the 2001 Non-Qualified Stock Option Plan.

In December 2010, our Board adopted the 2010 Non-Qualified Plan under which our eligible officers, directors and employees, consultants and advisors who qualify as “accredited” within the meaning of Rule 501 under the Securities Act of 1933, as amended, may be granted non-incentive stock options. 18,500,000 shares of our Common Stock were reserved for issuance under the 2010 Non-Qualified Option Plan. Effective as of the first day following the closing of the first tranche of December 2010 Financing, stock options for 18,500,000 shares under the 2010 Non-Qualified Option Plan were granted by our Compensation Committee to certain officers and directors of Irvine Sensors.

In September 2002, we authorized a non-qualified deferred compensation retirement plan for key employees with service then in excess of twelve years. Contributions to this plan are determined at the discretion of our Board annually and made to a Rabbi Trust to be held for the benefit of certain key employees. We have contributed 78,000 shares of our Common Stock to the Rabbi Trust over the period June 2003 through October 3, 2010. The plan is unfunded, and participants’ accounts represent unsecured claims against us. The Rabbi Trust was established by us and is subject to creditor claims. Shares in the plan may be distributed to each plan beneficiary when they retire from service with us.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

Since the beginning of fiscal 2010, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading “Executive Compensation” and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee. It is anticipated that any future transactions between us and our officers, directors, principal stockholders and affiliates will be on terms no less favorable to us than could be obtained from unaffiliated third parties and that such transactions will be reviewed and approved by our Audit Committee and a majority of the independent and disinterested members of the Board.

December 2010 Financing

On December 23, 2010, we entered into a Securities Purchase Agreement with Costa Brava and Griffin (the “Purchase Agreement”), pursuant to which we issued and sold to Costa Brava and Griffin, in an initial closing on December 23, 2010, 12% Subordinated Secured Convertible Notes due December 23, 2015 (the “Notes”) in the aggregate principal amount of $7,774,800 and an aggregate of 51,788,571 shares of our Common Stock for $3,625,199.90, or $0.07 per share, and agreed to issue and sell in a subsequent closing not later than April 30, 2010 (subject to the amendment of our Certificate of Incorporation to increase our authorized Common Stock and provided that there has not been a material adverse change in our relationship with Optics 1, Inc.) additional 12% Subordinated Secured Convertible Notes (the “Milestone Notes”) to Costa Brava and Griffin for an aggregate purchase price of $1.2 million (collectively, the “December 2010 Financing”). As one of the conditions of entering into the December 2010 Financing, Seth W. Hamot , the President and sole member of Roark, Rearden & Hamot, LLC, which is the General Partner of Costa Brava, became a director and our Chairman of the Board. As an additional condition of entering into the December 2010 Financing, Chester P. White, the Managing Member of Griffin Partners LLC, which is the General Partner of Griffin, joined our Board of Directors.

On November 15, 2010, November 26, 2010, December 8, 2010 and December 16, 2010, we previously sold 10% Unsecured Convertible Promissory Notes due May 31, 2011 (the “Bridge Notes”) to accredited investors in an aggregate principal amount of $3,000,000, the terms of which permit the holders of the Bridge Notes (the “Bridge Note Holders”) to convert up to and including the aggregate outstanding principal amount of such Bridge Notes and any accrued interest thereon (the amount converted, the “Conversion Amount”) into the same securities issued in, and upon the same terms and conditions of, the December 2010 Financing (the “Bridge Note Conversion”). Costa Brava and Griffin held Bridge Notes in the aggregate principal amount of $578,600 and, on December 23, 2010, elected to convert the Conversion Amount under their Bridge Notes into the same securities issued in the December 2010 Financing, with 31.8% of such aggregate Conversion Amount being allocated to the purchase of an aggregate of 2,640,560 shares of our Common Stock for $184,839.20, or $0.07 per share, and the remaining $396,416.47 of the aggregate Conversion Amount being allocated to the purchase of Notes.

The Notes bear interest at a rate of 12% per annum, due and payable quarterly within 10 business days of the end of each calendar quarter, calculated on the simple interest basis of a 365-day year for the actual number of days elapsed. For the first two years of the Notes, we have the option, subject to the satisfaction of certain customary equity conditions, to pay all or a portion of the interest due on each interest payment date in shares of our Common Stock, with the price per share calculated based on the weighted average price of our Common Stock over the last 20 trading days ending on the second trading day prior to the interest payment date. The foregoing notwithstanding, until that certain Secured Promissory Note dated April 14, 2010 by and between us and Timothy Looney (the “Looney Note”) is repaid in full, cash interest on the Notes must instead be paid by adding the amount of such interest to the outstanding principal amount of the Notes as “PIK” interest. The principal and accrued but unpaid interest under the Notes is convertible at the option of the holder, any time after amendment of our Certificate of Incorporation to increase our authorized Common Stock, into shares of our Common Stock at an initial conversion price of $0.07 per share. The conversion price is subject to full ratchet adjustment for certain price dilutive issuances of securities by us and proportional adjustment for events such as stock splits, dividends, combinations and the like. Beginning after the first two years of the Notes, we can force the Notes to convert to Common Stock if certain customary equity conditions have been satisfied and the volume weighted average price of the Common Stock is $0.25 or greater for 30 consecutive trading days.

The Notes are and the Milestone Notes will be secured by substantially all of our assets pursuant to a Security Agreement dated December 23, 2010 between us and Costa Brava as representative of the Note holders, but the liens securing the Notes and Milestone Notes are subordinate to the liens securing our indebtedness to Summit Financial Resources, L.P. under that certain Financing Agreement dated as of June 16, 2009, and subordinate in right of payment to the Looney Note.

Subject to the subordination to the Looney Note, the amounts owing under the Notes may be accelerated, and a 25% premium charged on such amounts, upon the occurrence of certain events of default, such as (i) failure to cure within 10 business days a failure to timely deliver the required number of shares of Common Stock on conversion of the Notes; (ii) notice to any holder of the Notes of our intention not to comply with a request for conversion of any Notes that are tendered for conversion in compliance with the provisions of the Notes and applicable securities laws; (iii) failure to pay to any Holder any amounts when and as due under the Notes or any other transaction document in connection therewith (including the Notes, the “Transaction Documents”) (subject to a 5 business day cure period in the case of a failure to pay interest when and as due); (iv) any event of default under, redemption of or acceleration prior to maturity of certain indebtedness of ours or our subsidiaries (other than the Notes) in an aggregate principal amount in excess of $500,000; (v) Irvine Sensors or any of its subsidiaries other than Optex Systems, Inc. (“Optex”), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as they become due; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against us or any of our subsidiaries (other than Optex) in an involuntary case, appoints a Custodian of Irvine Sensors or any of its subsidiaries (other than Optex) or orders the liquidation of Irvine Sensors or any of its subsidiaries (other than Optex); (vii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against us or any of our subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party will not be included in calculating the $500,000 amount so long as we provide a reasonably satisfactory written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and we will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment or such later date as provided by the terms of such insurance policy; (viii) any representation or warranty made by us in any Transaction Document shall prove to be materially false or misleading as of the date made or deemed made; (ix) we breach any covenant or other term or condition of any Transaction Document and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least 10 consecutive business days; (x) any material provision of any Transaction Document ceases to be of full force and effect other than by its terms, or we contest in writing (or support any other person in contesting) the validity or enforceability of any provision of any Transaction Document; (xi) the Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien, with the priority required by the Security Agreement, on, and security interest in, any material portion of the collateral purported to be covered thereby, subject to permitted liens and the liens securing Looney Note; and (xii) any event of default occurs with respect to any other Notes.

The foregoing notwithstanding, subject to the subordination to the Looney Note, if the Notes are accelerated and the amounts owing under the Notes plus the 25% premium described above (the sum of such amounts, the “Event of Default Redemption Price”) is less than the product of (A) such amounts multiplied by the conversion price in effect immediately preceding the event of default and (B) the closing sale price of the Common Stock on the date immediately preceding the event of default (the product of such amounts, the “Alternative Event of Default Redemption Price”), we shall pay to the holder in cash, in lieu of the Event of Default Redemption Price, the Alternative Event of Default Redemption Price.

Pursuant to the terms of the Notes, unless the successor entity is publicly traded on a national securities exchange and assumes the obligations under the Notes and Transaction Documents, we may not directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another entity or person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets to another entity or person, (iii) allow another person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of our Common Stock (not including any shares of Common Stock held by the persons or entities making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity whereby such other person or entity acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify our Common Stock (each, a “Fundamental Transaction”).

In the event of any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of our voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the Board of Directors (or their equivalent if other than a corporation) of such entity or entities, (B) a Fundamental Transaction with any Note holder, any affiliate of any Note holder or any person otherwise related to or associated with a Note holder, or (C) pursuant to a migratory merger effected solely for the purpose of changing our jurisdiction of incorporation, and subject to the subordination to the Looney Note, the Note holder may require us to redeem all or any portion of the Note in cash at a price equal to the greater of (i) the product of (x) the amount being redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Common Stock immediately following the public announcement of such proposed Fundamental Transaction by (B) the conversion price and (ii) 125% of the amount being redeemed.

The Notes also restrict us from (A) directly or indirectly, incurring or guaranteeing, assuming or suffering to exist any indebtedness, other than (i) the Notes, (ii) certain permitted indebtedness and (iii) the Looney Note; (B) allowing or suffering to exist any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by us or any of our subsidiaries other than (i) existing liens securing the Looney Note and (ii) certain permitted liens; and (C) during an event of default, directly or indirectly, redeeming, defeasing, repurchasing, repaying or making any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness expressly subordinate to the Notes.

We also entered into a Stockholders Agreement on December 23, 2010 with Costa Brava and Griffin in connection with the December 2010 Financing. Pursuant to the Stockholders Agreement, subject to existing rights held by other parties, Costa Brava and Griffin have the right to participate in certain future issuances of securities by us on a pro rata basis with their initial investment. Traditional bank financings and stock issued in connection with strategic partnerships and investments, qualified public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation. Pursuant to the Stockholders Agreement, Costa Brava and Griffin also have customary demand and piggyback registration rights, and customary information and inspection rights. In connection with the December 2010 Financing, we also agreed, among other things, to: (i) appoint to the Board three directors designated by Costa Brava and two directors designated by Griffin, and reimburse them for costs and expenses for attending board meetings; (ii) enter into indemnification agreements with the directors designated by Costa Brava and Griffin; (iii) provide that the directors designated by Costa Brava shall be entitled to have representation on all committees of the Board and shall make up all the members of the Nominating and Corporate Governance Committee; (iv) obtain and maintain a key man life insurance policy in the amount of $2,000,000 for John Carson; (v) hold a meeting of our stockholders, no later than April 30, 2011, to vote on a proposal to approve an amendment of our Certificate of Incorporation to increase the number of shares of our authorized Common Stock from 150,000,000 shares to 500,000,000 shares, and to vote on a proposal to approve a 2011 Omnibus Incentive Plan with an initial share reservation of 46,500,000 shares; and (vi) use commercially reasonable efforts to comply with listing standards in order to regain our listing on the NASDAQ Stock Market or other national securities exchange.

In connection with the December 2010 Financing, we and the ESBP entered into a Voting Agreement on December 23, 2010 with Costa Brava and Griffin, pursuant to which the ESBP, Costa Brava and Griffin agreed to vote in favor of (i) electing the three directors designated by Costa Brava and the two directors designated by Griffin; (ii) amending our Certificate of Incorporation to increase the number of shares of our authorized Common Stock from 150,000,000 shares to 500,000,000 shares; and (iii) approving and adopting the 2011 Omnibus Incentive Plan and the 46,500,000 share reservation thereunder.

As a result of the December 2010 Financing, and pursuant to existing price anti-dilution provisions, the conversion price of our Series A-2 10% Cumulative Convertible Preferred Stock, and the exercise prices of the Class A Common Stock Purchase Warrants and the Class B Common Stock Purchase Warrant issued by us, were automatically adjusted to $0.07 per share, such that the Series A-2 Preferred Stock is now convertible at such conversion price into an aggregate of 2,104,143 shares of our Common Stock. The number of shares of our Common Stock issuable upon exercise of the Class A and Class B Warrants did not change.

None of the Notes, Milestone Notes or the shares of Common Stock issuable upon conversion thereof, has been registered under the Securities Act of 1933, as amended, and none may be offered or sold absent registration or an applicable exemption from registration. As described above, we have agreed to certain registration rights in favor of Costa Brava and Griffin.

Change in Control

The December 2010 Financing resulted in a change in control of Irvine Sensors. As a result of the December 2010 Financing, Costa Brava now beneficially owns 43.3% of our outstanding voting securities and Griffin now beneficially owns 14.8% of our voting securities. In connection with the December 2010 Financing, we also agreed, among other things, to: (i) appoint to the Board three directors designated by Costa Brava (initially, Messrs. Hamot, Scollins and Williams) and two directors designated by Griffin (initially, Messrs. White and Reed), and reimburse them for costs and expenses for attending board meetings; (ii) provide that the directors designated by Costa Brava shall be entitled to have representation on all committees of the Board and shall make up all the members of the Nominating and Corporate Governance Committee.

In addition, Irvine Sensors and the ESBP entered into a Voting Agreement on December 23, 2010 with Costa Brava and Griffin in connection with the December 2010 Financing (the “Voting Agreement”), pursuant to which the ESBP, Costa Brava and Griffin agreed to vote in favor of (i) electing the three directors designated by Costa Brava and the two directors designated by Griffin; (ii) amending the Company’s Certificate of Incorporation to increase the number of shares of authorized Common Stock of the Company from 150,000,000 shares to 500,000,000 shares; and (iii) approving and adopting the 2011 Omnibus Incentive Plan and 46,500,000 share reservation thereunder.

See also “Executive Compensation” for a discussion of the Employment Agreements entered into between the Company and each of Messrs. Joll, Carson and Stuart.

Indemnification of Directors and Executive Officers

In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers. These agreements require that we, among other things, indemnify the person against expenses (including attorneys’ fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as our director or officer (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

AUDIT COMMITTEE REPORT

The members of the fiscal 2010 Audit Committee of the Board have prepared and submitted this Audit Committee Report.

The Audit Committee oversees the Irvine Sensors Corporation’s financial reporting process on behalf of the Board. The management of Irvine Sensors has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from our management and Irvine Sensors, and has received the written disclosures and the letter from the firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Throughout the year and prior to the performance of any such services, the Audit Committee also considered the compatibility of potential non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and reviews; their evaluations of our internal control, including internal control over financial reporting; significant deficiencies and material weaknesses identified during the course of the audit and management’s plan to remediate those control deficiencies; and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and related schedules be included in the Annual Report on Form 10-K for the year ended October 3, 2010 that we filed with the SEC.

The Audit Committee carries out its responsibilities pursuant to its written charter, which is posted on the Company’s web site at http://www.irvine-sensors.com under the Investors section.

The Audit Committee held six meetings during fiscal 2010. During fiscal 2010, the Audit Committee was comprised solely of independent directors as defined by the listing standards of Rule 10A-3 of the Exchange Act.

The Fiscal 2010 Audit Committee

Jack Johnson (Chairman)
Marc Dumont
Thomas M. Kelly

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of these forms, we believe that each of our executive officers, directors and holders of ten percent or more of our Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act during fiscal 2010.

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by us under those statutes, the Audit Committee Report, reference to the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees, and reference to the independence of the Audit Committee members and of other Board members are not “soliciting material” and are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those such prior filings or into any future filings made by us under those statutes.

Annual Report

We filed an Annual Report on Form 10-K for fiscal 2010 with the SEC on December 17, 2010. A copy of this Form 10-K is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting, and is also posted on our web site at: www.irvine-sensors.com. Material included in the Form 10-K has been included in this proxy statement. Except as otherwise provided in this proxy statement, our Annual Report on Form 10-K and other information accessible on or through our website is not incorporated into this proxy statement and is not considered proxy solicitation material. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding Irvine Sensors, are available on the Securities and Exchange Commission’s web site (http://www.sec.gov). In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to Corporate Secretary, Irvine Sensors Corporation, 3001 Red Hill Ave., Bldg. 4-108, Costa Mesa, CA 92626, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

BY ORDER OF THE BOARD
OF DIRECTORS OF
IRVINE SENSORS CORPORATION

John J. Stuart, Jr.
Chief Financial Officer, Senior Vice President
and Secretary

Appendix A

IRVINE SENSORS CORPORATION
2011 OMNIBUS INCENTIVE PLAN

Table of Contents

Section 1.	Purpose	A-1
Section 2.	Definitions	A-1
Section 3.	Administration	A-3
(a)	Power and Authority of the Committee	A-3
(b)	Power and Authority of the Board	A-4
Section 4.	Shares Available for Awards	A-4
(a)	Shares Available	A-4
(b)	Accounting for Awards	A-4
(c)	Adjustments	A-4
(d)	Section 162(m) Award Limitations Under the Plan	A-4
Section 5.	Eligibility	A-5
Section 6.	Awards	A-5
(a)	Options	A-5
(b)	Stock Appreciation Rights	A-6
(c)	Restricted Stock and Restricted Stock Units	A-6
(d)	Performance Awards	A-6
(e)	Dividend Equivalents	A-7
(f)	Other Stock Grants	A-7
(g)	Other Stock-Based Awards	A-7
(h)	General	A-7
Section 7.	Amendment and Termination; Adjustments	A-8
(a)	Amendments to the Plan	A-8
(b)	Amendments to Awards	A-9
(c)	Correction of Defects, Omissions and Inconsistencies	A-9
Section 8.	Income Tax Withholding	A-9
Section 9.	General Provisions	A-9
(a)	No Rights to Awards	A-9
(b)	Award Agreements	A-9
(c)	Plan Provisions Control	A-9
(d)	No Rights of Stockholders	A-9
(e)	No Limit on Other Compensation Arrangements	A-10
(f)	No Right to Employment	A-10
(g)	Governing Law	A-10
(h)	Severability	A-10
(i)	No Trust or Fund Created	A-10
(j)	Other Benefits	A-10
(k)	No Fractional Shares	A-10
(l)	Headings	A-10
(m)	Section 16 Compliance; Section 162(m) Administration	A-10
(n)	Conditions Precedent to Issuance of Shares	A-11
Section 10.	Effective Date of the Plan	A-11
Section 11.	Term of the Plan	A-11

A-i

IRVINE SENSORS CORPORATION

2011 OMNIBUS INCENTIVE PLAN

Section 1.  Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

Section 2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean one or more committees of Directors designated by the Board to administer the Plan, of which the Company’s compensation committee shall initially be the primary committee. The primary Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the primary Committee shall be a “Non-Employee Director” and an “Outside Director.” Any secondary Committee shall be comprised of at least two Directors.

(g) “Company” shall mean Irvine Sensors Corporation, a Delaware corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board, including any Non-Employee Director.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, advisor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then quoted on the OTCBB, the last closing sales price of one Share as reported on the OTCBB on such date or, if no trades of Shares have occurred on the OTCBB on such date, on the most recent preceding date when the Shares traded.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(n) “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or of any Affiliate), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. However, if the term or concept has been defined in an employment agreement between the Company and Participant, then Misconduct shall have the definition set forth in such employment agreement. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss any Participant or other person in the Service of the Company (or any Affiliate) for any other acts or omissions but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(o) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).

(p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(s) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(t) “Outside Director” shall mean any Director who is an “outside director” within the meaning of Section 162(m) of the Code.

(u) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(v) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(w) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(x) “Permanent Disability” shall mean a physical or mental impairment which, the Committee in good faith determines, after consideration and implementation of reasonable accommodations, precludes the Participant from performing his essential job functions for a period longer than three consecutive months or a total of one hundred twenty (120) days in any twelve month period (or such longer period as may be required to comply with the Family Medical Leave Act or other applicable law).

(y) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(z) “Plan” shall mean the Irvine Sensors Corporation 2011 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(aa) “Qualified Performance Based Award” shall have the meaning set forth in Section 6(d) of the Plan.

(bb) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(cc) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.

(dd) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(ee) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(ff) “Securities Act” shall mean the Securities Act of 1933, as amended.

(gg) “Service” shall mean the performance of services for the Company (or any Affiliate) by a person in the capacity of an employee, a member of the board of directors or a consultant, except to the extent otherwise specifically provided in the Award Agreement.

(hh) “Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ii) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration

(a) Power and Authority of the Committee.  The Plan shall be administered by the Board and the primary Committee. The Board may designate a secondary Committee to have concurrent authority to administer the Plan, provided that the secondary Committee shall not have any authority (i) with regard to grants of Options to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law. Any Awards made to members of the Committee, however, should be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4.  Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 46,500,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 46,500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 46,500,000, subject to adjustment as provided in Section 4(c) of the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Section 162(m) Award Limitations Under the Plan.  Notwithstanding any other provision of the Plan other than Section 4(c), if the Committee provides that this Section 4(d) is applicable to a particular Award, no Participant receiving such an Award shall be granted: (i) Options or SARs with respect to more than 15,000,000 Shares in the aggregate within any fiscal year of the Company; or (ii) Qualified Performance Based Awards which could result in such Participant receiving more than $1,500,000 in cash or the equivalent Fair Market Value of Shares determined at the date of grant for each full or partial fiscal year of the Company contained in the performance period of a particular Qualified Performance Based Award; provided, however, that, if any other Qualified Performance Based Awards are outstanding for such Participant for a given fiscal year, such dollar limitation shall be reduced for each such given fiscal year by the amount that could be received by the Participant under all such Qualified Performance Based Awards, divided, for each such Qualified Performance Based Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Qualified Performance Based Award; provided, however, that the limitations set forth in this Section 4(d) shall be subject to adjustment under Section 4(c) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under Section 6(d) to qualify as “performance based compensation” under Section 162(m) of the Code.

Section 5.  Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards

(a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term.  The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee shall have the discretion to grant Options that are exercisable for unvested Shares. Should the Participant’s Service cease while the Shares issued upon the early exercise of the Participant’s Options are still unvested, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share determined by the Committee. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the Award Agreement. Any repurchases must be made in compliance with the relevant provisions of Delaware law.

(iv) Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive

Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate an Award granted pursuant to the Plan as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”). Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m).

(e) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), or to an inter vivos or testamentary trust in which Family Members have a beneficial interest of more than 50% and which provides that such Option is to be transferred to the beneficiaries upon Participant’s death, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards.  The term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan if doing so would violate any internal policies of the Company.

(vii) Prohibition on Repricing.  Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company.

(viii) Additional California Restrictions on Exercise, Minimum Vesting and Transferability; California Information Requirements.  If the Award is not exempt from California securities laws, the provisions of California Code of Regulations Sections 260.140.41, 260.140.42, 260.140.45 and 260.140.46, as the same may be amended from time to time by the Commissioner of Corporations of the State of California, shall apply to such Award.

Section 7.  Amendment and Termination; Adjustments

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of any securities exchange that are applicable to the Company;

(ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a);

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan; or

(v) would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b) Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.  Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions

(a) No Rights to Awards.  No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders.  Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(h) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance; Section 162(m) Administration.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 10.  Effective Date of the Plan

The Plan shall be effective upon approval by the Company’s stockholders.

Section 11.  Term of the Plan

No Award shall be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

You can now access your Irvine Sensors Corporation account online.
Access your Irvine Sensors Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Irvine Sensors Corporation, now makes it easy and convenient to get current information on your shareholder account.

                    • View account status
                    • View certificate history
                    • View book-entry information
• View payment history for dividends
• Make address changes
• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: www.irvine-sensors.com
FOLD AND DETACH HERE
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF IRVINE SENSORS CORPORATION
2011 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned stockholder of Irvine Sensors Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 8, 2011, and the Annual Report on Form 10-K for the fiscal year ended October 3, 2010, and hereby appoints Seth W. Hamot and Chester P. White, and each of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on March 9, 2011 at 1:00 P.M., Pacific Time, at the Ayres Hotel, 325 South Bristol Street, Costa Mesa, California 92626, and at any adjournment or adjournments thereof, and to vote all shares of equity securities to which the undersigned would be entitled, if then and there personally present, on the matters set forth below:
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.
(Continued and to be marked, dated and signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
To vote by mail, mark, sign and date your proxy card
and return it in the enclosed postage-paid envelope.
IRVINE SENSORS CORPORATION
FOLD AND DETACH HERE

Any one of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment(s) thereof shall have and may exercise all powers of said attorneys-in-fact hereunder.
Please mark your votes as indicated in this example	☒

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL

1.	To elect the following persons to serve on our Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified:	☐	☐	☐

01 John C. Carson	06 Thomas M. Kelly
02 Marc Dumont	07 Scott Reed
03 Seth W. Hamot	08 Edward J. Scollins
04 Jack Johnson	09 Chester P. White
05 Bill Joll	10 Marcus A. Williams

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000.	☐	☐	☐

3.	To approve and adopt our 2011 Omnibus Incentive Plan and the reservation of 46,500,000 shares of our Common Stock for issuance thereunder.	☐	☐	☐

4.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of Irvine Sensors for the fiscal year ending October 2, 2011.	☐	☐	☐

5.	To transact such other business as may properly come before the 2011 Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐
NOTE: Please sign as name appears hereon and return promptly in the enclosed envelope. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date